                                                                    EXHIBIT 99.2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholder of
Peoples Gas Company:

We have audited the accompanying balance sheets of Peoples Gas Company (a Florida corporation and wholly-owned subsidiary of TECO Energy, Inc.) as of December 31, 1999 and 1998, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peoples Gas Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.




/s/ Arthur Andersen LLP
-----------------------
Tampa, Florida,
October 18, 2000

                               PEOPLES GAS COMPANY


                  BALANCE SHEETS -- DECEMBER 31, 1999 AND 1998
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                         1999            1998
                                           ASSETS                       -------        -------
CURRENT ASSETS:
     Cash and cash equivalents                                          $    21        $   116
     Accounts receivable, net of allowance of $75 and $50
         at December 31, 1999 and 1998, respectively                      5,224          3,173
     Inventories                                                          1,384            956
     Prepaid expenses                                                        14             65
                      Total current assets                                6,643          4,310
                                                                        -------        -------
PROPERTY, PLANT AND EQUIPMENT, net                                       36,063         32,095

INTANGIBLES AND OTHER ASSETS, net                                         1,018            801
                                                                        -------        -------
                      Total assets                                      $43,724        $37,206
                                                                        =======        =======
                            LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable to related companies                              $16,315        $10,251
     Accounts payable                                                     2,072          1,561
     Accrued and other current liabilities                                1,774          1,859
                                                                        -------        -------
                      Total current liabilities                          20,161         13,671
                                                                        -------        -------
DEFERRED TAX LIABILITIES                                                  8,456          7,939
                                                                        -------        -------
COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDER'S EQUITY:
     Common stock, no par value; 60 shares issued and
         outstanding at December 31, 1999 and 1998                           --             --
     Paid-in capital                                                      5,054          5,054
     Retained earnings                                                   10,053         10,542
                                                                        -------        -------
                      Total shareholder's equity                         15,107         15,596
                                                                        -------        -------
                      Total liabilities and shareholder's equity        $43,724        $37,206
                                                                        =======        =======



      The accompanying notes are an integral part of these balance sheets.

                               PEOPLES GAS COMPANY


                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (AMOUNTS IN THOUSANDS)



                                                    1999             1998             1997
                                                  --------         --------         --------
REVENUES                                          $ 34,045         $ 30,187         $ 32,874
                                                  --------         --------         --------
COSTS AND EXPENSES:
     Cost of products sold                          14,849           12,283           17,063
     Operating expenses                             13,223           11,088           11,927
     Depreciation and amortization                   3,088            2,855            2,514
                                                  --------         --------         --------
                  Total costs and expenses          31,160           26,226           31,504
                                                  --------         --------         --------
                  Operating income                   2,885            3,961            1,370

OTHER INCOME (EXPENSE)                                  10             (478)            (390)
                                                  --------         --------         --------
INCOME BEFORE PROVISION FOR INCOME TAXES             2,895            3,483              980

PROVISION FOR INCOME TAXES                           1,127            1,412              378
                                                  --------         --------         --------
NET INCOME                                        $  1,768         $  2,071         $    602
                                                  ========         ========         ========
RETAINED EARNINGS, beginning of year              $ 10,542         $ 10,442         $  9,840

     Net income                                      1,768            2,071              602

     Dividends paid to parent                       (2,257)          (1,971)              --
                                                  --------         --------         --------
RETAINED EARNINGS, end of year                    $ 10,053         $ 10,542         $ 10,442
                                                  ========         ========         ========



        The accompanying notes are an integral part of these statements.

                              PEOPLES GAS COMPANY


                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (AMOUNTS IN THOUSANDS)



                                                                                         1999            1998            1997
                                                                                       -------         -------         -------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                        $ 1,768         $ 2,071         $   602
     Adjustments to reconcile net income to net cash provided by operating activities-
              Depreciation and amortization                                              3,088           2,855           2,514
              Deferred income taxes                                                        517             444             326
              Changes in assets and liabilities, net of effect of acquisitions-
                  Accounts receivable                                                   (2,051)            698             869
                  Inventories                                                             (413)            255             443
                  Prepaid expenses                                                          51              22             (87)
                  Intangibles and other assets                                             (97)             --             (95)
                  Accounts payable to related companies                                  6,064           4,226           4,546
                  Accounts payable                                                         511            (300)           (194)
                  Accrued and other current liabilities                                    (85)         (1,052)         (1,242)
                                                                                       -------         -------         -------
                      Net cash provided by operating activities                          9,353           9,219           7,682
                                                                                       -------         -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisitions, net of cash acquired                                   (1,015)         (1,719)             --
     Capital expenditures                                                               (6,176)         (5,328)         (4,497)
                                                                                       -------         -------         -------
                     Net cash used in investing activities                              (7,191)         (7,047)         (4,497)
                                                                                       -------         -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on long-term debt                                                             --            (346)         (7,811)
     Capital contributions                                                                  --              --           4,250
     Dividends paid                                                                     (2,257)         (1,971)             --
                                                                                       -------         -------         -------
                      Net cash used in financing activities                             (2,257)         (2,317)         (3,561)
                                                                                       -------         -------         -------
DECREASE IN CASH                                                                           (95)           (145)           (376)

CASH, beginning of year                                                                    116             261             637
                                                                                       -------         -------         -------
CASH, end of year                                                                      $    21         $   116         $   261
                                                                                       =======         =======         =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid to parent for income taxes under tax sharing agreement, net             $   851         $   582         $   403
                                                                                       =======         =======         =======



        The accompanying notes are an integral part of these statements.

                               PEOPLES GAS COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

1. OPERATIONS AND ORGANIZATION

Peoples Gas Company (the Company) is a wholly-owned subsidiary of TECO Energy, Inc. (the Parent Company) and is engaged in the purchase, distribution and marketing of liquefied petroleum gas (propane). The Company has a diversified customer base, which consists primarily of residential, commercial and industrial customers located in Florida.

In June 1997, TECO Energy, Inc. acquired Lykes Energy, Inc. and issued approximately 12.1 million shares of its stock for total consideration of approximately $300 million. Prior to the merger, the Company was a wholly-owned subsidiary of Lykes Energy, Inc. The merger was accounted for as a pooling of interests.

The accompanying financial statements have been presented on a carve-out basis and reflect the historical results of operations, financial position and cash flows of the Company. As discussed further in Note 6, certain expenses in the financial statements include allocations from the Parent Company and other wholly-owned subsidiaries of the Parent Company (individually, a Related Company and collectively, the Related Companies). Management believes that the allocations were made on a reasonable basis; however, the allocations of costs and expenses do not necessarily indicate the costs that would have been incurred by the Company on a stand-alone basis. Also, the financial statements may not necessarily reflect what the financial position, results of operations and cash flows of the Company would have been if the Company had been a separate, stand-alone company during the periods presented.

In August 2000, TECO Energy, Inc., Atmos Energy Corporation, Piedmont Natural Gas Co., Inc., and AGL Resources, Inc. contributed each companies' propane operations, Peoples Gas Company, United Cities Propane Gas, Inc., Piedmont Propane Company and AGL Propane, Inc., respectively, to U.S. Propane L.P., (U.S. Propane) in exchange for equity interests in U.S. Propane. The merger was accounted for as an acquisition using the purchase method of accounting with Peoples Gas Company being the acquirer. Accordingly, Peoples Gas Company's assets and liabilities were recorded at historical cost and the assets and liabilities of United Cities Propane Gas, Inc., Piedmont Propane Company and AGL Propane, Inc. were recorded at fair market value, as determined based on a valuation and appraisal.

In August 2000, U.S. Propane obtained control of Heritage Propane Partners, L.P. (Heritage Propane) by acquiring Heritage Holdings, Inc., Heritage Propane's general partner. Simultaneously, U.S. Propane transferred its propane operations to Heritage Propane in exchange for cash, common units in Heritage Propane and a limited partner interest in Heritage Operating, L.P. Upon closing the transaction, which occurred in August 2000, U.S. Propane owns all of the general partnership interest and approximately 34 percent of the limited partnership interest in Heritage Propane.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Sales of propane, propane appliances, parts and fittings are recognized at the later of the time of delivery of the product to the customer or the time of sale or installation. Revenue from service labor is recognized upon completion of the service, and tank rent is recognized ratably over the period it is earned.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are valued at the lower of cost or market. The cost of fuel inventories is determined using weighted-average cost, while the cost of appliances, parts and fittings is determined by the first-in, first-out method. Inventories consisted of the following at December 31, 1999 and 1998 (amounts in thousands):

                                       1999          1998
                                      ------        ------
Fuel                                  $1,315        $  684
Appliances, parts and fittings            69           272
                                      ------        ------
                                      $1,384        $  956
                                      ======        ======

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed as incurred. Additionally, the Company capitalizes certain costs directly related to the installation of company-owned tanks, including internal labor costs. Components and useful lives of property, plant and equipment were as follows at December 31, 1999 and 1998 (amounts in thousands):

                                                  Useful
                                                   Life
                                                (in years)      1999        1998
                                                ----------    --------    ---------
Land and improvements                                         $    719    $    719
Buildings and improvements                          20           1,673       1,651
Bulk storage, equipment and facilities              20           2,393       2,393
Tanks and other equipment                         5-20          42,206      37,524
Vehicles                                            10           6,248       5,891
Furniture and fixtures                            7-20           1,391       1,233
Other                                               20             522         517
                                                              --------    --------
                                                                55,152      49,928
Less-Accumulated depreciation                                  (20,657)    (18,622)
                                                              --------    --------
                                                                34,495      31,306
Plus-Construction work-in-process                                1,568         789
                                                              --------    --------
                                                              $ 36,063    $ 32,095
                                                              ========    ========

Included within tanks and other equipment is approximately $34,627,000 and $30,762,000 of propane equipment (principally tanks and appliances) leased to third parties as of December 31, 1999 and 1998, respectively.

INTANGIBLES AND OTHER ASSETS

Intangibles and other assets are stated at cost net of amortization computed on the straight-line method. Components and useful lives of intangibles and other assets were as follows as of December 31, 1999 and 1998 (amounts in thousands):


                                Useful Life
                                 (in years)   1999     1998
                                -----------  ------   -------
Noncompete agreements                  5     $1,295   $ 1,095
Customer lists                         5        200         -
Other                                            81        64
                                             ------   -------
                                              1,576     1,159
Less-Accumulated amortization                 (558)     (358)
                                             ------   -------
                                             $1,018   $   801
                                             ======   =======

The Company entered into noncompete agreements for five years with certain previous owners of acquired companies and certain other outside parties. The costs associated with these agreements are being amortized over the terms of the agreements. Amounts payable under the noncompete obligations total $525,000 at December 31, 1999, and are included in accrued and other current liabilities on the accompanying balance sheet. These payments are payable in the succeeding years and thereafter as follows (amounts in thousands):



  Year Ending
  December 31,       Amount
  ------------       ------
     2000            $ 300
     2001              100
     2002              100
     2003               25
                     -----
                     $ 525
                     =====

LONG-LIVED ASSETS

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If such a review should indicate that the carrying amount of long-lived assets is not recoverable, the Company reduces the carrying amount of such assets to fair value. Based on the most recent review, the Company believes no impairment exists at December 31, 1999 and 1998.

ACCRUED AND OTHER CURRENT LIABILITIES

Accrued and other current liabilities consisted of the following as of December 31, 1999 and 1998 (amounts in thousands):

                                1999          1998
                               ------        ------
Wages and payroll taxes        $   90        $   52
Deferred tank rent                278           265
Customer deposits                 800           742
Noncompete payable                525           425
Other                              81           375
                               ------        ------
                               $1,774        $1,859
                               ======        ======

INCOME TAXES

The Company has followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, deferred income taxes are recorded based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities are settled.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE

The carrying amount of financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximated fair value as of December 31, 1999 and 1998, because of the relatively short maturity of these instruments.

RECENTLY ISSUED ACCOUNTING STANDARD NOT YET ADOPTED

The Company has not yet adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 will be effective for the Company's fiscal year ended December 31, 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 does not allow retroactive application to financial statements of prior periods. The Company's management has evaluated the impact of adopting SFAS 133 and does not expect it to have a significant impact on its reported financial condition, results of operations and cash flows.

3. ACQUISITIONS

Effective January 1998, the Company purchased substantially all of the fixed assets of Ankney Gas, Inc. for approximately $412,000 in cash. Additionally, the Company obtained a five-year noncompete agreement with the prior owner amounting to $203,000, to be amortized over a five-year period.

Effective July 1998, the Company purchased substantially all of the fixed assets of Florida Gas Service Corporation for approximately $1,307,000 in cash. Additionally, the Company obtained a five-year noncompete agreement with the prior owners amounting to $50,000, to be amortized over a five-year period.

Effective July 1999, the Company purchased substantially all of the inventory and fixed assets of Commercial Propane, Inc. for approximately $1,015,000 in cash. Additionally, the Company obtained a five-year noncompete agreement with the prior owners amounting to $200,000, to be paid in 2000 and amortized over a five-year period.

The results of operations of the acquired entities have been included in the Company's financial statements from the date of acquisition.

Effective January 1998, the Parent Company completed its merger with Griffis, Inc. and U.S. Propane, Inc. and issued approximately 600,000 shares of its common stock for total consideration of approximately $15,000,000. Concurrent with the merger, Griffis, Inc. and U.S. Propane, Inc. were merged into Peoples Gas Company. This merger was accounted for as a pooling of interests and, accordingly, the Company's balance sheet as of December 31, 1998, and its statements of operations and related earnings and cash flows for the period ended December 31, 1998, include the results of Griffis, Inc. and U.S. Propane, Inc. The statements of operations and retained earnings and cash flows for the year ended December 31, 1997, include the results of Griffis, Inc. and U.S. Propane, Inc. Additionally, the Company obtained a five-year noncompete agreement with the prior owner amounting to $500,000 to be paid and amortized over a five-year period.

4. INCOME TAXES

The Company files a consolidated federal income tax return with the Parent Company and, based on a tax sharing agreement, includes, in its statements of operations, a provision for income taxes calculated on a separate return basis.

The provision for income taxes for the years ended December 31, 1999, 1998, and 1997, was comprised of the following (amounts in thousands):

                                                         1999          1998          1997
                                                        ------        ------        ------
Federal income taxes:
    Current                                             $  524        $  830        $   45
    Deferred                                               443           381           280
State income taxes:
    Current                                                 86           138            7
    Deferred                                                74            63            46
                                                        ------        ------        ------
                Total provision for income taxes        $1,127        $1,412        $  378
                                                        ======        ======        ======

The income tax effect of temporary differences comprising the deferred tax liability on the accompanying balance sheet is a result of the following at December 31, 1999 and 1998 (amounts in thousands):

                                       1999            1998
                                     -------         -------
Depreciation and amortization        $ 8,717         $ 8,093
Deferred revenue                        (104)           (102)
Other                                   (157)            (52)
                                     -------         -------
                                     $ 8,456         $ 7,939
                                     =======         =======

Income taxes differ from amounts computed by applying the statutory rates to pre-tax income as follows (amounts in thousands):

                                                      1999          1998          1997
                                                     ------        ------        ------
Federal income taxes at statutory rate of 35%        $ 1,013        $ 1,219        $  343
State income tax, net                                    104            130            35
Other, net                                                10             63            --
                                                     -------        -------       -------
Provision for income taxes                           $ 1,127        $ 1,412       $   378
                                                     =======        =======       =======

5. COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases propane equipment (principally tanks and appliances) to third parties. All existing leases are cancelable operating leases. The net book value of total leased property amounted to $23,618,000 and $20,885,000 at December 31, 1999 and 1998, respectively.

The Company leases certain operational facilities from third parties under non-cancelable operating leases expiring in various years through 2003. Future minimum lease payments under these leases are as follows at December 31, 1999 (amounts in thousands):


Year Ending
December 31,              Amount
------------              ------
     2000                 $ 108
     2001                    72
     2002                    48
     2003                    18
                          -----
                          $ 246


Rental expense under the terms of the non-cancelable operating leases for the years ended December 31, 1999, 1998 and 1997, totaled approximately $184,000, $119,000 and $181,000, respectively, and has been included in operating expenses in the accompanying statements of operations.

LITIGATION

The Company is involved in litigation arising in the normal course of business. The Company participates in umbrella insurance coverage through a policy held by the Parent Company. The Company pays an annual premium to the Parent Company for the Company's portion of the policy, as allocated by the Parent Company. In addition, the Company is allocated a portion of a self-insurance reserve maintained by a Related Company to cover losses up to the deductible of the insurance coverage. Amounts paid for premiums and the self-insurance reserve were approximately $170,000, $260,000 and $290,000 in 1999, 1998 and 1997,
respectively. Under the agreement with the Related Company, the Company has no additional liability for actual claims or losses.

PURCHASE COMMITMENTS

The Company has several non-cancelable purchase agreements with its vendors for the purchase of propane gas inventory, which expire during fiscal 2001. The agreements provide that the Company purchase, principally at market rates, approximately 34,000,000 gallons during fiscal 2000 and 2001. The Company purchases substantially all of its volumes sold through these agreements.

During 1999, the Company entered into a contract with one of its vendors to hedge the price of propane gas purchases up to a cap of $0.45 per gallon for 1,000,000 gallons. The agreement provides for specific monthly volumes and expired in February 2000. The Company paid approximately $18,000 for this contract, which is included in other assets. The Company is amortizing this amount over the actual volumes purchased under the contract, or the life of the contract, whichever comes first.

6. RELATED-PARTY TRANSACTIONS

The Parent Company and Related Companies perform certain services for the Company, which are billed at actual cost. In addition, common general and administrative salary and other operating costs and expenses are allocated to the Company based upon methods considered reasonable by management. Such charges for employee services amounted to $2,906,000, $2,160,000 and $2,406,000 for the years ended 1999, 1998 and 1997, respectively. Accounts payable to related companies is non-interest bearing.

Employees of the Company participate in the non-contributory defined benefit retirement plan and postretirement benefit plan of the Parent Company, which cover substantially all full-time employees. The Company's share of the Parent Company's annual pension, postretirement benefit, and medical and dental expenses amounted to $1,067,000, $821,000 and $820,000 in 1999, 1998 and 1997,
respectively.

During the year ended December 31, 1997, the Parent Company contributed $4,250,000 to the Company.

The Company leases certain office space from an employee of the Company. Future minimum lease payments under this lease are $18,444 and $1,537 for the years ending December 31, 2000 and 2001, respectively.

7. SUBSEQUENT EVENT

Effective January 2000, the Company purchased substantially all of the fixed assets of Horizon Gas, Inc., Horizon Gas of Dover, Inc., Horizon Gas of St. Petersburg, Inc. and Horizon Gas of Tampa, Inc. for approximately $3,300,000 in cash. Additionally, the Company obtained a five-year noncompete agreement with the prior owners amounting to $500,000, to be amortized over a five-year period. The transaction is being accounted for using the purchase method.

                               PEOPLES GAS COMPANY


                         BALANCE SHEET -- JUNE 30, 2000
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                       June 30,
                                     ASSETS                              2000
                                                                      ----------
                                                                      (unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                          $    11
     Accounts receivable, net of allowance of $75                         4,206
     Inventories                                                          1,541
     Prepaid expenses                                                        14
                                                                        -------
                      Total current assets                                5,772

PROPERTY, PLANT AND EQUIPMENT, net                                       40,887

INTANGIBLES AND OTHER ASSETS, net                                         1,284
                                                                        -------
                      Total assets                                      $47,943
                                                                        =======

                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
     Accounts payable to related companies                              $21,359
     Accounts payable                                                     1,823
     Accrued and other current liabilities                                1,205
                                                                        -------
                      Total current liabilities                          24,387
                                                                        -------
DEFERRED TAX LIABILITIES                                                  8,711
                                                                        -------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY:
     Common stock, no par value, 60 shares issued and
         outstanding at June 30, 2000                                        --
     Paid-in capital                                                      5,054
     Retained earnings                                                    9,791
                                                                        -------
                      Total shareholder's equity                         14,845
                                                                        -------
                      Total liabilities and shareholder's equity        $47,943
                                                                        =======



       The accompanying notes are an integral part of this balance sheet.

                               PEOPLES GAS COMPANY


                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999
                             (AMOUNTS IN THOUSANDS)



                                                           Six-month Period
                                                            Ended June 30,
                                                      ------------------------
                                                        2000            1999
                                                      --------         -------
                                                             (unaudited)
REVENUES                                              $ 23,747         $ 17,181
                                                      --------         --------
COSTS AND EXPENSES:
    Cost of products sold                               13,153            6,954
    Operating expenses                                   6,650            6,020
    Depreciation and amortization                        1,665            1,525
                                                      --------         --------
                      Total costs and expenses          21,468           14,499
                                                      --------         --------
                      Operating income                   2,279            2,682
                                                      --------         --------
OTHER (EXPENSE) INCOME                                    (228)              11
                                                      --------         --------
INCOME BEFORE PROVISION FOR INCOME TAXES                 2,051            2,693

PROVISION FOR INCOME TAXES                                 800            1,039
                                                      --------         --------
NET INCOME                                            $  1,251         $  1,654
                                                      ========         ========
RETAINED EARNINGS, beginning of period                $ 10,053         $ 10,542

     Net income                                          1,251            1,654

     Dividends paid to parent                           (1,513)          (1,755)
                                                      --------         --------
RETAINED EARNINGS, end of period                      $  9,791         $ 10,441
                                                      ========         ========



        The accompanying notes are an integral part of these statements.

                               PEOPLES GAS COMPANY


                            STATEMENTS OF CASH FLOWS

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999
                             (AMOUNTS IN THOUSANDS)



                                                                                           Six-month Period
                                                                                            Ended June 30,
                                                                                       -----------------------
                                                                                         2000            1999
                                                                                       -------         -------
                                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                        $ 1,251         $ 1,654
     Adjustments to reconcile net income to net cash provided by operating activities-
              Depreciation and amortization                                              1,665           1,525
              Deferred income taxes                                                        255              51
              Changes in assets and liabilities, net of effect of acquisitions-
                  Accounts receivable                                                    1,018              88
                  Inventories                                                             (157)             54
                  Prepaid expenses                                                          --              43
                  Accounts payable                                                        (249)           (943)
                  Accounts payable to related companies                                  5,044           1,878
                  Accrued and other current liabilities                                   (569)           (361)
                                                                                       -------         -------
                      Net cash provided by operating activities                          8,258           3,989
                                                                                       -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition and non-compete agreement, net of cash acquired          (3,785)             --
     Capital expenditures                                                               (2,970)         (2,343)
                                                                                       -------         -------
                      Net cash used in investing activities                             (6,755)         (2,343)
                                                                                       -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends paid to parent                                                           (1,513)         (1,755)
                                                                                       -------         -------
                      Net cash used in financing activities                             (1,513)         (1,755)
                                                                                       -------         -------
DECREASE IN CASH                                                                           (10)           (109)

CASH, beginning of period                                                                   21             116
                                                                                       -------         -------
CASH, end of period                                                                    $    11         $     7
                                                                                       =======         =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid to parent for income taxes under tax sharing agreement                  $ 1,028         $ 1,432
                                                                                       =======         =======



        The accompanying notes are an integral part of these statements.

                               PEOPLES GAS COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000

1. OPERATIONS AND ORGANIZATION

Peoples Gas Company (the Company) is a wholly-owned subsidiary of TECO Energy, Inc. (the Parent Company) and is engaged in the purchase, distribution and marketing of liquefied petroleum gas (propane). The Company has a diversified customer base, which consists primarily of residential, commercial and industrial customers located in Florida.

In June 1997, TECO Energy, Inc. acquired Lykes Energy, Inc. and issued approximately 12.1 million shares of its stock for total consideration of approximately $300 million. Prior to the merger, the Company was a wholly-owned subsidiary of Lykes Energy, Inc. The merger was accounted for as a pooling of interests.

The accompanying financial statements have been presented on a carve-out basis and reflect the historical results of operations, financial position and cash flows of the Company. Certain expenses in the financial statements include allocations from the Parent Company and other wholly-owned subsidiaries of the Parent Company (collectively, the Related Companies). Management believes that the allocations were made on a reasonable basis; however, the allocations of costs and expenses do not necessarily indicate the costs that would have been incurred by the Company on a stand-alone basis. Also, the financial statements may not necessarily reflect what the financial position, results of operations and cash flows of the Company would have been if the Company had been a separate, stand-alone company during the periods presented.

In August 2000, TECO Energy, Inc., Atmos Energy Corporation, Piedmont Natural Gas Co., Inc., and AGL Resources, Inc. contributed each companies' propane operations, Peoples Gas Company, United Cities Propane Gas, Inc., Piedmont Propane Company and AGL Propane, Inc., respectively, to U.S. Propane L.P., (U.S. Propane) in exchange for equity interests in U.S. Propane. The merger was accounted for as an acquisition using the purchase method of accounting with Peoples Gas Company being the acquirer. Accordingly, Peoples Gas Company's assets and liabilities were recorded at historical cost and the assets and liabilities of United Cities Propane Gas, Inc., Piedmont Propane Company and AGL Propane, Inc. were recorded at fair market value, as determined based on a valuation and appraisal.

In August 2000, U.S. Propane obtained control of Heritage Propane Partners, L.P. (Heritage Propane) by acquiring Heritage Holdings, Inc., Heritage Propane's general partner. Simultaneously, U.S. Propane transferred its propane operations to Heritage Propane in exchange for cash, common units in Heritage Propane and a limited partner interest in Heritage Operating, L.P. Upon closing of the transaction, which occurred in August 2000, U.S. Propane owns all of the general partnership interest and approximately 34 percent of the limited partnership interest in Heritage Propane.

2. INTERIM FINANCIAL INFORMATION

The interim financial statements as of June 30, 2000, and for the six-month periods ended June 30, 2000 and 1999, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

3. ACQUISITION

Effective January 2000, the Company purchased substantially all of the fixed assets of Horizon Gas, Inc., Horizon Gas of Dover, Inc., Horizon Gas of St. Petersburg, Inc. and Horizon Gas of Tampa, Inc. for approximately $3.3 million in cash. Additionally, the Company obtained a five-year noncompete agreement with the prior owners amounting to $500,000, to be amortized over a five-year period. The transaction is being accounted for using the purchase method.

                         Report of Independent Auditors

Board of Directors
Atmos Energy Corporation

We have audited the accompanying balance sheets of United Cities Propane Gas, Inc. (a Tennessee corporation and wholly owned subsidiary of Atmos Energy Corporation) as of September 30, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Cities Propane Gas, Inc. as of September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1999, in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP

August 21, 2000

                         United Cities Propane Gas, Inc.
                                 Balance Sheets

                                                                                     SEPTEMBER 30
                                                                               1999                1998
                                                                          ------------         ------------
ASSETS
Current assets:
   Cash                                                                   $  3,285,000         $  2,437,000
   Receivables:
     Principally trade, less allowance for uncollectible accounts
       of $435,000 in 1999 and $440,000 in 1998                                956,000              834,000
     Accrued income taxes - receivable from Parent Company                   1,448,000            1,346,000
     Accrued income taxes receivable                                           891,000              219,000
   Inventories                                                               1,465,000            2,167,000
   Other current assets                                                         60,000              388,000
                                                                          ------------         ------------
                                                                             8,105,000            7,391,000

Property and equipment:
   Land                                                                      1,767,000            1,867,000
   Buildings and improvements                                                3,461,000            3,503,000
   Furniture and fixtures                                                    1,278,000              983,000
   Propane equipment                                                        27,317,000           27,129,000
   Lease equipment                                                           5,687,000            6,392,000
                                                                          ------------         ------------
                                                                            39,510,000           39,874,000
   Less accumulated depreciation                                           (15,753,000)         (14,086,000)
                                                                          ------------         ------------
                                                                            23,757,000           25,788,000

Deferred charges and noncurrent assets:
   Noncompetition agreements, less accumulated amortization of
     $1,449,000 in 1999 and $1,188,000 in 1998                               1,604,000            1,865,000
   Goodwill, less accumulated amortization of $455,000 in 1999 and
     $176,000 in 1998                                                        2,721,000            2,999,000
   Other assets                                                                     --                8,000
                                                                          ------------         ------------
Total assets                                                              $ 36,187,000         $ 38,051,000
                                                                          ============         ============

                         United Cities Propane Gas, Inc.
                                 Balance Sheets

                                                           SEPTEMBER 30
                                                      1999               1998
                                                   -----------        -----------
LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable:
   Principally trade                               $   725,000        $   860,000
   Parent Company                                    4,429,000          3,965,000
Current portion of long-term debt                    1,465,000          2,387,000
Short-term notes - due to Parent Company            13,960,000          9,700,000
Other current liabilities                              900,000            970,000
                                                   -----------        -----------
                                                    21,479,000         17,882,000


Long-term debt, net of current portion               4,160,000          8,879,000


Deferred credits and other liabilities:
   Obligations payable under noncompetition
     agreements, net of current portion              1,254,000          1,462,000
   Deferred income taxes                             1,326,000          1,322,000
   Other liabilities                                   804,000            538,000
                                                   -----------        -----------
                                                     3,384,000          3,322,000

Commitments and contingencies

Shareholder's equity:
   Common stock, par value $10 per share:                1,000              1,000
     Authorized, issued, and outstanding
       shares - 100
   Paid-in capital                                   3,708,000          3,708,000
   Retained earnings                                 3,455,000          4,259,000
                                                   -----------        -----------
Shareholder's equity                                 7,164,000          7,968,000
                                                   -----------        -----------
Total liabilities and shareholder's equity         $36,187,000        $38,051,000
                                                   ===========        ===========


See accompanying notes.

                         United Cities Propane Gas, Inc.
                 Statements of Operations and Retained Earnings

                                                              YEAR ENDED SEPTEMBER 30
                                                   1999                 1998                 1997
                                               ------------         ------------         ------------
Operating revenues:
   Propane gas                                 $ 19,647,000         $ 20,590,000         $ 29,550,000
   Merchandise                                    1,178,000            1,027,000            1,560,000
   Rental                                         1,430,000            1,199,000            1,551,000
   Transport services                               689,000              864,000              533,000
                                               ------------         ------------         ------------
Total operating revenues                         22,944,000           23,680,000           33,194,000

Operating expenses:
   Cost of propane gas sold                       9,627,000           11,687,000           20,244,000
   Cost of merchandise sold                       1,268,000              721,000              949,000
   General, administrative, and selling           9,499,000            8,321,000            9,478,000
   Depreciation                                   2,413,000            2,099,000            1,944,000
   Amortization                                     547,000              237,000              175,000
                                               ------------         ------------         ------------
 Total operating expenses                        23,354,000           23,065,000           32,790,000
                                               ------------         ------------         ------------

Operating (loss) income                            (410,000)             615,000              404,000

Other income, net                                   206,000               47,000               15,000

Interest income (expense):
   Interest income                                  260,000              143,000              144,000
   Interest expense                              (1,338,000)            (850,000)            (742,000)
                                               ------------         ------------         ------------
                                                 (1,078,000)            (707,000)            (598,000)
                                               ------------         ------------         ------------

Loss before taxes                                (1,282,000)             (45,000)            (179,000)
Federal and state income tax benefit                478,000               13,000               90,000
                                               ------------         ------------         ------------
Net loss                                       $   (804,000)        $    (32,000)        $    (89,000)
                                               ============         ============         ============

Retained earnings, beginning of year           $  4,259,000         $  4,291,000         $  4,780,000
Less:
   Net loss                                        (804,000)             (32,000)             (89,000)
   Dividends paid                                        --                   --             (400,000)
                                               ------------         ------------         ------------
Retained earnings, end of year                 $  3,455,000         $  4,259,000         $  4,291,000
                                               ============         ============         ============


See accompanying notes.

                         United Cities Propane Gas, Inc.
                            Statements of Cash Flows

                                                                           YEAR ENDED SEPTEMBER 30
                                                                     1999            1998            1997
                                                                 ------------    ------------    ------------
OPERATING ACTIVITIES
Net loss                                                         $   (804,000)   $    (32,000)   $    (89,000)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
     Depreciation                                                   2,413,000       2,099,000       1,944,000
     Amortization                                                     547,000         237,000         175,000
     Deferred income taxes                                            713,000         227,000        (123,000)
     Gain on sale of property and equipment                          (214,000)         (7,000)         (1,000)
     Changes in operating assets and liabilities, net of
       acquisitions:
         Accounts receivable, net                                    (122,000)       (293,000)        881,000
         Inventories                                                  702,000         (68,000)         18,000
         Accounts payable                                             329,000      (1,130,000)        674,000
         Noncompetition obligations                                  (233,000)       (100,000)       (129,000)
         Accrued taxes                                               (774,000)     (1,304,000)       (534,000)
         Other, net                                                  (160,000)        619,000        (151,000)
                                                                 ------------    ------------    ------------
 Net cash provided  by operating activities                         2,397,000         248,000       2,665,000

INVESTING ACTIVITIES
Property and equipment additions                                   (1,035,000)       (582,000)     (1,985,000)
Proceeds from retirements and other property sales                    867,000          59,000          68,000
Acquisition of Harlan LP Gas, Inc.                                         --              --        (809,000)
Acquisition of Propane Sales and Service, Inc.                             --              --        (231,000)
Acquisition of Ingas, Inc.                                                 --      (1,179,000)             --
Acquisition of Harris Propane Gas Co., Inc.                                --        (177,000)             --
Acquisition of E-Con Gas, Inc.                                             --        (470,000)             --
Acquisition of Massey Propane                                              --        (393,000)             --
Acquisition of Shaw L.P. Gas, Inc.                                         --      (3,861,000)             --
                                                                 ------------    ------------    ------------
Net cash used in investing activities                                (168,000)     (6,603,000)     (2,957,000)

FINANCING ACTIVITIES
Short-term borrowings, net                                          4,260,000      10,203,000       2,521,000
Payments on long-term debt                                         (5,641,000)     (1,769,000)     (1,674,000)
Cash dividends paid                                                        --              --        (400,000)
                                                                 ------------    ------------    ------------
Net cash provided (used) by financing activities                   (1,381,000)      8,434,000         447,000
                                                                 ------------    ------------    ------------

Net increase  in cash                                                 848,000       2,079,000         155,000
Cash at beginning of year                                           2,437,000         358,000         203,000
                                                                 ------------    ------------    ------------
Cash at end of year                                              $  3,285,000    $  2,437,000    $    358,000
                                                                 ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes                                       $         --    $         --    $    577,000
                                                                 ============    ============    ============
Cash paid for interest                                           $  1,357,000    $    882,000    $    756,000
                                                                 ============    ============    ============



See accompanying notes.

                         United Cities Propane Gas, Inc.
                          Notes to Financial Statements
                               September 30, 1999

1. ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

United Cities Propane Gas, Inc. (the Company) is a wholly owned subsidiary of Atmos Energy Corporation (the Parent Company). The Company is engaged in the retail distribution of propane gas and merchandise, the transportation of propane gas and other companies' products as well as the leasing of appliances and propane equipment. The Company has diversified customer classes which consist primarily of residential, commercial, industrial, and transport customers. The financial statements give subsequent effect to business combinations accounted for as purchases (see Note 4).

Effective February 15, 2000, the Parent Company entered into an agreement to form a joint venture which combines 100% of the Company's operations with the propane operations of three other unrelated utility companies. Subsequently, the joint venture partners agreed to sell their operations to a publicly traded limited partnership for approximately $181,000,000 in cash and limited partnership units. Upon closing of this transaction, which occurred in August 2000, the joint venture referred to above owns all of the general partnership interest and approximately 34% of the limited partnership interest in the partnership.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTANGIBLE ASSETS

The excess of cost over the fair value of the net intangible assets and identifiable intangible assets acquired has been reflected as goodwill in the Company's balance sheet. Amortization of goodwill is computed by the straight-line method over 10 to 20 years.

The Company entered into noncompetition agreements for ten years with certain previous owners of acquired properties and certain other outside parties. The costs associated with these agreements are being amortized over the terms of the agreements. Amounts payable under the noncompetition obligations for each of the five succeeding years and thereafter are as follows:

           2000              $  202,000
           2001                 202,000
           2002                 194,000
           2003                 194,000
           2004                 162,000
           Thereafter           502,000
                             ----------
                             $1,456,000
                             ==========

The Company assesses the recoverability of intangible assets by determining whether the amortization of the balances over their remaining lives can be recovered through undiscounted future operating cash flows of the acquired operations. Recoverability is reviewed when events or changes in circumstances indicate that the carrying amount may exceed such cash flows.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided generally on a straight-line basis over the estimated service lives of the respective classes of property. The service lives used are: buildings, 20 years; furniture and fixtures, 5 to 10 years; propane equipment on customers' premises, 5 to 20 years; storage tanks, 10 to 25 years; transportation equipment, 3 to 10 years; rental equipment and other, 8 to 10 years. Amortization of leasehold improvements is based upon the terms of the respective leases.

Maintenance, repairs and renewals, including replacements of minor items of physical properties, are charged against income; major additions to physical properties are capitalized.

INVENTORIES

Inventories are principally priced at average cost and are stated at lower of cost or market. The components of inventories are as follows:

                                 SEPTEMBER 30
                            1999              1998
                         ----------        ----------
Propane gas              $  841,000        $  771,000
Appliances                   63,000           584,000
Appliance parts             561,000           812,000
                         ----------        ----------
Total inventories        $1,465,000        $2,167,000
                         ==========        ==========

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and short-term debt, approximated fair value as of September 30, 1999 and 1998, because of the relatively short maturity of these instruments. The carrying value of long-term debt, including the current portion, approximated fair value as of September 30, 1999 and 1998, based upon quoted market prices for the same or similar debt issues.

STATEMENT OF CASH FLOWS

For purposes of reporting cash flows, the Company considers all liquid debt instruments purchased with remaining maturities of three months or less to be cash equivalents.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform with current year presentation.

RECENTLY ISSUED ACCOUNTING STANDARDS NOT YET ADOPTED

The Company has not yet adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement will be effective for the Company's fiscal year 2001. It establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. This Statement does not allow retroactive application to financial statements of prior periods. The Company's management has evaluated the impact of adopting the Statement and does not expect it to have a significant impact on its reported financial condition, results of operations, and cash flows.

2. LONG-TERM DEBT

INTERIM FINANCING

The Company has a revolving line of credit with First American (Revolver) which provides a total line of credit of $4,000,000 maturing on June 30, 2000, at which time all outstanding principal and interest are due. The Revolver bears interest at the bank's prime interest rate plus 1.75% and requires monthly payments of interest only and an annual commitment fee of 3.75% to be paid on the committed, unused portion. The Company had no balance outstanding for this line of credit at September 30, 1999 or 1998. The Company did not renew its credit agreement with First American that expired June 30, 2000.

LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                                  SEPTEMBER 30
                                                                                             1999              1998
                                                                                        ------------       -----------
Bank of America credit facility, dated December 15, 1995, totaling $5,000,000, maturing on December 15, 2002, at which time all principal and interest are due. The note bears interest at 6.99% per annum, payable monthly.
                                                                                        $        --        $ 3,750,000

Notes due to third parties as the result of acquisitions. The notes have maturities ranging from January 2000 to June 2008 with annual, semiannual, and quarterly payments of principal and interest, ranging from 6.00% to 8.5%. The weighted average interest rate on the long-term debt at September 30, 1999 was
  7.31%.                                                                                  5,625,000          7,516,000
                                                                                        -----------        -----------
                                                                                        $ 5,625,000        $11,266,000
                                                                                        ===========        ===========

Future maturities of the Company's long-term debt at September 30, 1999, are as follows:

           2000                                $1,465,000
           2001                                 1,035,000
           2002                                   975,000
           2003                                   942,000
           2004                                   409,000
           Thereafter                             799,000
                                               ----------
                                               $5,625,000
                                               ==========

The Company repaid its Bank of America credit facility during the year, incurring a prepayment penalty of $63,000, which is included in General, administrative, and selling expense on the statement of operations and retained earnings.

3. INCOME TAXES

The Company files a consolidated federal income tax return with the Parent Company and, based on an informal tax sharing agreement, includes in its statements of operations a provision or benefit for income tax expense calculated on a separate return basis.

The Company's net deferred tax liability consists of the following:

                                             SEPTEMBER 30
                                         1999            1998
                                     ------------    ------------
Accelerated tax depreciation and
    amortization                     $  1,758,000    $  1,724,000
Accrual for legal liability              (124,000)        (89,000)
Accrual for uncollectible accounts       (165,000)       (167,000)
Other, net                               (143,000)       (146,000)
                                     ------------    ------------
                                     $  1,326,000    $  1,322,000
                                     ============    ============

A detail of the federal and state income tax provision (benefit) is set forth below:

                                                             SEPTEMBER 30
                                                 1999            1998            1997
                                             ------------    ------------    ------------
Federal income taxes:
   Current                                   $ (1,139,000)   $   (211,000)   $     25,000
   Deferred, net                                  661,000         199,000        (108,000)
State income taxes:
   Current                                        (52,000)        (29,000)          8,000
   Deferred, net                                   52,000          28,000         (15,000)
                                             ------------    ------------    ------------
Total federal and state income tax benefit   $   (478,000)   $    (13,000)   $    (90,000)
                                             ============    ============    ============

Income taxes differ from amounts computed by applying the statutory rates to pretax income as follows:

                                                           SEPTEMBER 30
                                                 1999          1998          1997
                                              ----------    ----------    ----------
Federal income tax at statutory rate of 35%   $ (448,000)   $  (16,000)   $  (63,000)
State income tax, net                                 --        (1,000)       (5,000)
Other, net                                       (30,000)        4,000       (22,000)
                                              ----------    ----------    ----------
Income tax benefit                            $ (478,000)   $  (13,000)   $  (90,000)
                                              ==========    ==========    ==========

4. ACQUISITIONS AND OTHER RELATED MATTERS

Effective May 31, 1998, the Company purchased substantially all of the assets of Ingas, Inc. of Pulaski, Tennessee, for approximately $1,179,000 in cash for the accounts receivable, inventory, and partial payment of the fixed assets, and $1,000,000 in two notes payable for the balance of fixed assets. Additionally, the Company obtained a ten year noncompetition agreement with the prior owners amounting to $600,000, to be paid and amortized over a ten year period.

Effective July 17, 1998, the Company purchased substantially all of the assets of Harris Propane Gas Co., Inc. of Clarksville, Tennessee, for approximately $177,000 in cash for the accounts receivable, inventory, and partial payment of the fixed assets, and $1,600,000 in two notes payable for the balance of fixed assets. Additionally, the Company obtained a ten year noncompetition agreement with the prior owners amounting to $200,000, to be paid over a ten year period.

Effective August 3, 1998, the Company purchased substantially all of the assets of E-Con Gas, Inc. of Evensville, Tennessee, for approximately $470,000 in cash for the accounts receivable, inventory, and partial payment of the fixed assets, and $1,345,000 in a note payable for the balance of the fixed assets. Additionally, the Company obtained a ten year noncompetition agreement with the prior owner amounting to $250,000, to be paid and amortized over a ten year period.

Effective August 17, 1998, the Company purchased substantially all of the assets of Massey Propane of Petersburg, Tennessee, for approximately $393,000 in cash for the accounts receivable, inventory, and partial payment of the fixed assets, and $500,000 in a note payable for the balance of the fixed assets. Additionally, the Company obtained ten year noncompetition agreements with the prior owners amounting to $100,000, to be paid and amortized over a ten year period.

Effective September 4, 1998, the Company purchased all of the assets of Shaw L.P. Gas, Inc. of Greenville, Tennessee, for approximately $3,861,000 in cash for the accounts receivable, inventory, and fixed assets. Additionally, the Company obtained ten year noncompetition agreements with the prior owners amounting to $50,000, to be paid and amortized over a ten year period.

Effective February 28, 1997, the Company purchased substantially all of the assets of Harlan LP Gas, Inc. and Propane Sales and Service, Inc. for $1,040,000 in cash for the accounts receivable, inventory, and partial payment of the fixed assets and $1,000,000 in notes payable for the balance of the fixed assets. Additionally, the Company obtained ten year noncompetition agreements with the prior owners amounting to $150,000, to be paid and amortized over a ten year period. This acquisition added approximately 3,100 customers in the Harlan, Kentucky, and Tazewell, Tennessee, areas.

The acquisitions of Ingas, Inc., Harris Propane Gas Co., Inc., E-Con Gas, Inc., Massey Propane, Shaw L.P. Gas, Inc., Harlan LP Gas, Inc., and Propane Sales and Service, Inc. have been accounted for as purchases, and the results of operations of these companies have been included in the financial statements subsequent to the dates indicated above. The Company recorded no excess of cost over the fair value of assets acquired from Harris Propane Gas Co., Inc., but recorded an excess of cost over fair value of assets acquired from Ingas, Inc., E-Con Gas, Inc., Massey Propane, and Shaw L.P. Gas, Inc. of $300,000, $518,000, $341,000, and $1,100,000, respectively. The excess of cost over fair value of assets acquired is being amortized on a straight-line basis over 20 years.

5. COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases propane equipment (principally tanks and appliances) to nonaffiliated third parties. All existing leases are cancelable operating leases. At September 30, 1999, the net book value of total leased property amounted to $14,433,000.

The Company leases certain operational facilities from nonaffiliated third parties under noncancelable operating leases expiring in various years through 2005. Future minimum lease payments under these leases at September 30, 1999, for each of the five succeeding years and thereafter are as follows:


         2000                                  $169,000
         2001                                    93,000
         2002                                    69,000
         2003                                    29,000
         2004                                    26,000
         Thereafter                               3,000
                                               --------
         Total future minimum lease payments   $389,000
                                               ========

Rental expense under the operating leases amounted to $192,000, $235,000, and $239,000 in 1999, 1998, and 1997, respectively. Certain operating leases provide for renewal and/or negotiable purchase options.

Renewal options are for one and two successive five-year terms at their fair rental value at the time of renewal.

PURCHASE COMMITMENTS

The Company has several noncancelable purchase agreements with its vendors for the purchase of propane gas inventory, which expire during fiscal 2000. The agreements provide that the Company purchase, primarily at market rates, approximately 15,341,000 gallons during fiscal 2000. The Company purchases all of its volumes sold through these agreements.

Additionally, the Company entered into two contracts with one of its vendors to fix the price of its propane gas purchases at $.41 per gallon over 90,000 gallons, and $.51 per gallon over 2,101,000 gallons. The agreements provide for specific monthly volumes and expire during fiscal 2000. The Company paid approximately $50,000 for the contracts, which is included in other current assets. The Company is amortizing the amounts over the actual volumes purchased under the contracts, or the life of the contract, whichever comes first.

LITIGATION

The Company is a party to an action pending in the Circuit Court of Sevier County, Tennessee. The Plaintiffs' claims arise out of injuries alleged to have been caused by a low-level propane explosion. The Plaintiffs seek to recover damages of $13.0 million. The Company denies any wrongdoing and intends to vigorously defend against the Plaintiffs' claims. The Company does not expect the final outcome of this case to have a material adverse effect on the financial condition, the results of operations, or the net cash flows of the Company because the Company believes that it has adequate insurance coverage for any damages that may be ultimately awarded.

The Company is a party to other litigation matters and claims that arise out of the ordinary business of the Company. While the results of these litigation matters and claims cannot be predicted with certainty, the Company does not believe the final outcome of such litigation and claims will have a material adverse effect on the financial condition, the results of operations, or the cash flows of the Company because the Company believes that it has adequate insurance and reserves to cover any damages that may ultimately be awarded.

6. RELATED PARTY DATA

The Parent Company's employees perform certain services for which the Company is billed at actual cost. In addition, common general and administrative labor and other operating costs and expenses are allocated to the Company based upon methods considered reasonable by management. Such charges for employee services amounted to $468,000, $389,000, and $426,000 in 1999, 1998, and 1997,
respectively.

Interest was charged by affiliated companies to the Company on short-term notes payable at an average rate of 5.89%, 6.69%, and 5.70% in 1999, 1998, and 1997, respectively. Total interest expense related to these notes amounted to $673,000, $279,000, and $26,000 in 1999, 1998, and 1997, respectively.

Employees of the Company participate in the trusteed noncontributory defined benefit pension plan, the postretirement benefits plan, and the medical and dental insurance plans of the Parent Company, which cover substantially all full-time employees. The Company's share of the Parent Company's annual pension, postretirement benefit, and medical and dental insurance expenses amounted to $1,254,000, $634,000, and $639,000 in 1999, 1998, and 1997, respectively.

7. IMPACT OF YEAR 2000 - UNAUDITED

The Company believes that the Parent Company, as operator of the Company, took the appropriate measures to ensure that the computer systems used in the operations of the Company were made year 2000 compliant prior to the millennium date change. As a result of those measures, the Company experienced no significant disruptions in mission-critical information technology and non-information technology systems and believes those systems successfully responded to the year 2000 date change. The Company is not aware of any material problems resulting from year 2000 issues, either with its products, its internal systems, or the products and services of third parties.

                         United Cities Propane Gas, Inc.
                            Balance Sheet (Unaudited)

                                                                                  JUNE 30
                                                                                    2000
                                                                                 (UNAUDITED)
                                                                                ------------
ASSETS
Current assets:
   Cash                                                                         $    649,000
   Receivables:
     Principally trade, less allowance for uncollectible accounts of $397,000        576,000
     Accrued income taxes - receivable from Parent Company                         1,358,000
     Accrued income taxes receivable                                               1,110,000
   Inventories                                                                     1,753,000
   Other current assets                                                               39,000
                                                                                ------------
                                                                                   5,485,000

Property and equipment:
   Land                                                                            1,776,000
   Buildings and improvements                                                      3,471,000
   Furniture and fixtures                                                            997,000
   Propane equipment                                                              27,825,000
   Lease equipment                                                                 5,585,000
                                                                                ------------
                                                                                  39,654,000
   Less accumulated depreciation                                                 (17,118,000)
                                                                                ------------
                                                                                  22,536,000

Deferred charges and noncurrent assets:
   Noncompetition agreements, less accumulated
     amortization of $1,556,000                                                    1,497,000
   Goodwill, less accumulated amortization
     of $717,000                                                                   2,459,000
   Other assets                                                                           --
                                                                                ------------
Total assets                                                                    $ 31,977,000
                                                                                ============

                         United Cities Propane Gas, Inc.
                            Balance Sheet (Unaudited)

                                                JUNE 30
                                                  2000
                                               (UNAUDITED)
                                              ------------
LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable:
   Principally trade                          $     97,000
   Parent Company                                3,676,000
Current portion of long-term debt                  975,000
Short-term notes - due to Parent Company        13,162,000
Other current liabilities                        1,144,000
                                              ------------
                                                19,054,000


Long-term debt, net of current portion           3,694,000


Deferred credits and other liabilities:
   Obligations payable under noncompetition
     agreements, net of current portion          1,113,000
   Deferred income taxes                         1,330,000
   Other liabilities                                53,000
                                              ------------
                                                 2,496,000


Commitments and contingencies


Shareholder's equity:
   Common stock, par value $10 per share:            1,000
     Authorized, issued, and outstanding
       shares - 100
   Paid-in capital                               3,708,000
   Retained earnings                             3,024,000
                                              ------------
Shareholder's equity                             6,733,000
                                              ------------
Total liabilities and shareholder's equity    $ 31,977,000
                                              ============



See accompanying notes.

                         United Cities Propane Gas, Inc.
                 Statements of Operations and Retained Earnings

                                               NINE MONTHS ENDED
                                                    JUNE 30
                                              2000            1999
                                           (UNAUDITED)     (UNAUDITED)
                                          ------------    ------------
Operating revenues:
   Propane gas                            $ 18,852,000    $ 16,237,000
   Merchandise                                 516,000       1,012,000
   Rental                                    1,475,000       1,298,000
   Transport services                          552,000         550,000
                                          ------------    ------------
Total operating revenues                    21,395,000      19,097,000

Operating expenses:
   Cost of propane gas sold                 11,501,000       7,898,000
   Cost of merchandise sold                    564,000       1,199,000
   General, administrative, and selling      6,965,000       7,304,000
   Depreciation                              1,722,000       1,813,000
   Amortization                                369,000         323,000
                                          ------------    ------------
 Total operating expenses                   21,121,000      18,537,000
                                          ------------    ------------

Operating income                               274,000         560,000

Other income (expense), net                     (8,000)        178,000

Interest income (expense):
   Interest income                             190,000         216,000
   Interest expense                         (1,112,000)       (996,000)
                                          ------------    ------------
                                              (922,000)       (780,000)
                                          ------------    ------------

Loss before taxes                             (656,000)        (42,000)
Federal and state income tax benefit           225,000          12,000
                                          ------------    ------------
Net loss                                  $   (431,000)   $    (30,000)
                                          ============    ============

Retained earnings, beginning of year      $  3,455,000    $  4,259,000
Less:
   Net loss                                   (431,000)        (30,000)
                                          ------------    ------------
Retained earnings, end of year            $  3,024,000    $  4,229,000
                                          ============    ============



See accompanying notes.

                         United Cities Propane Gas, Inc.
                            Statements of Cash Flows

                                                              NINE MONTHS ENDED JUNE 30
                                                                2000            1999
                                                             (UNAUDITED)     (UNAUDITED)
                                                            ------------    ------------
OPERATING ACTIVITIES
Net loss                                                    $   (431,000)   $    (30,000)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
     Depreciation                                              1,722,000       1,813,000
     Amortization                                                369,000         323,000
     Deferred income taxes                                         4,000      (1,211,000)
     (Gain) loss on sale of property and equipment                23,000        (168,000)
     Changes in operating assets and liabilities, net of
       acquisitions:
         Accounts receivable, net                                380,000         886,000
         Inventories                                            (288,000)      1,072,000
         Accounts payable                                     (1,381,000)       (818,000)
         Noncompetition obligations                             (141,000)        (87,000)
         Accrued taxes                                          (129,000)      1,025,000
         Other, net                                             (486,000)       (253,000)
                                                            ------------    ------------
 Net cash provided (used) by operating activities               (358,000)      2,552,000

INVESTING ACTIVITIES
Property and equipment additions                                (575,000)       (631,000)
Proceeds from retirements and other property sales                51,000         623,000
                                                            ------------    ------------
Net cash used in investing activities                           (524,000)         (8,000)

FINANCING ACTIVITIES
Short-term borrowings, net                                      (798,000)      3,462,000
Payments on long-term debt                                      (956,000)     (4,582,000)
                                                            ------------    ------------
Net cash provided (used) by financing activities              (1,754,000)     (1,120,000)
                                                            ------------    ------------

Net increase (decrease) in cash                               (2,636,000)      1,424,000
Cash at beginning of year                                      3,285,000       2,437,000
                                                            ------------    ------------
Cash at end of year                                         $    649,000    $  3,861,000
                                                            ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes                                  $         --    $         --
                                                            ============    ============
Cash paid for interest                                      $    989,000    $    978,000
                                                            ============    ============



See accompanying notes.

                         UNITED CITIES PROPANE GAS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                AS OF AND FOR THE NINE MONTHS ENDED JUNE 30, 2000



1. ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

United Cities Propane Gas, Inc. (the Company) is a wholly owned subsidiary of Atmos Energy Corporation (the Parent Company). The company is engaged in the retail distribution of propane (LP) gas and merchandise, the transportation of propane (LP) gas and other companies' products as well as the leasing of appliances and propane equipment. The Company has diversified customer classes, which consist primarily of residential, commercial, industrial and transport customers.

Effective February 15, 2000, the Parent Company entered into an agreement to form a joint venture that combines 100% of the Company's operations with the propane operations of three other unrelated utility companies. Subsequently, the joint venture partners agreed to sell their operations to a publicly traded limited partnership for approximately $181,000,000 in cash and limited partnership units. Upon closing of this transaction, which occurred in August 2000, the joint venture referred to above owns all of the general partnership interest and approximately 34% of the limited partnership interest in the partnership.

In the opinion of management, the unaudited financial statements included herein reflect all normal recurring adjustments necessary for a fair statement of the results of the interim period reflected. These interim financial statements and notes are condensed and should be read in conjunction with the financial statements and the notes included in the financial statements for the fiscal year ended September 30, 1999. Due to the seasonal nature of the Company's business, the results of operations for the nine-month period are not necessarily indicative of results of operations for a twelve-month period.

INVENTORY

Inventories are principally priced at average cost and are stated at lower of cost of market. The components of inventories are as follows:

Propane Gas                    $1,118
Appliances                         44
Appliance parts and fittings      591
                               ------

                               $1,753
                               ======

RECENTLY ISSUED ACCOUNTING STANDARDS NOT YET ADOPTED

The Company has not yet adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement will be effective for the Company's fiscal year 2001. It establishes accounting and reporting Standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. This Statement does not allow retroactive application to financial statements of prior periods. The Company's management has evaluated the impact of adopting the Statement and does not expect it to have a significant impact on its reported financial condition, results of operations, and cash flows.

                         UNITED CITIES PROPANE GAS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is a party to an action pending in the Circuit Court of Sevier County, Tennessee. The Plaintiffs' claims arise out of injuries alleged to have been caused by a low-level propane explosion. The Plaintiffs seek to recover damages of $13.0 million. The Company denies any wrongdoing and intends to vigorously defend against the Plaintiffs' claims. The Company does not expect the final outcome of this case to have a material adverse effect on the financial condition, the results of operations, or the net cash flows of the Company because the Company believes that it has adequate insurance coverage for any damages that may be ultimately awarded.

The Company is party to other litigation matters and claims that arise out of the ordinary business of the Company. While the results of these litigation matters and claims cannot be predicted with certainty, the Company does not believe the final outcome of such litigation and claims will have a material adverse effect on the financial condition, the results of operations, or the cash flows of the Company because the Company believes that it has adequate insurance and reserves to cover any damages that may ultimately be awarded.

                         Report of Independent Auditors



Board of Directors of AGL Propane, Inc.:

We have audited the accompanying balance sheets of AGL Propane, Inc. (the "Company") as of September 30, 1999 and 1998, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AGL Propane, Inc. as of September 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP
--------------------------
October 2, 2000

AGL PROPANE, INC.

BALANCE SHEETS
SEPTEMBER 30, 1999 AND 1998

IN THOUSANDS

                                                                       1999       1998
                                                                     --------   --------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                         $  1,871   $  5,001
   Receivables (less allowance for uncollectible accounts
    of $499 in 1999 and $505 in 1998)                                   2,209      2,040
   Receivable due from related parties                                  1,650
   Inventory                                                            2,670      2,815
   Other current assets                                                   257        310
                                                                     --------   --------

       Total current assets                                             8,657     10,166
                                                                     --------   --------

PROPERTY, PLANT AND EQUIPMENT                                          27,888     25,847
   Less accumulated depreciation                                        5,623      3,874
                                                                     --------   --------

       Property, plant, and equipment - net                            22,265     21,973
                                                                     --------   --------

GOODWILL                                                                6,051      7,170
                                                                     --------   --------

                                                                     $ 36,973   $ 39,309
                                                                     ========   ========
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                                          $  1,557   $    888
   Short-term debt                                                        572      1,485
   Payable due to related parties                                                  3,473
   Other accrued liabilities                                            2,160      2,134
                                                                     --------   --------

       Total current liabilities                                        4,289      7,980
                                                                     --------   --------

LONG-TERM LIABILITIES:
   Deferred income taxes                                                5,075      4,954
   Long-term debt                                                          35         70
                                                                     --------   --------

         Total long-term liabilities                                    5,110      5,024
                                                                     --------   --------

STOCKHOLDER'S EQUITY (see accompanying statements of stockholder's
   equity)                                                             27,574     26,305
                                                                     --------   --------

                                                                     $ 36,973   $ 39,309
                                                                     ========   ========



See notes to financial statements

AGL PROPANE, INC.

STATEMENTS OF INCOME
FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998, 1997

IN THOUSANDS

                                            1999          1998          1997
                                          -------       -------       -------
OPERATING REVENUES                        $20,010       $23,380       $14,426

COST OF SALES                               8,311        11,265         5,973
                                          -------       -------       -------

OPERATING MARGIN                           11,699        12,115         8,453
                                          -------       -------       -------

OTHER OPERATING EXPENSES:
   Operation                                6,693         7,461         5,051
   Maintenance                                428           224           648
   Depreciation and amortization            2,080         1,806         1,203
   Taxes other than income taxes              544           680           137
                                          -------       -------       -------

     Total other operating expenses         9,745        10,171         7,039
                                          -------       -------       -------

OPERATING INCOME                            1,954         1,944         1,414
                                          -------       -------       -------

   Other income                               341           753           192
   Interest expense                            65            51            30
                                          -------       -------       -------

INCOME BEFORE INCOME TAXES                  2,230         2,646         1,576

Income taxes                                  961         1,125           679
                                          -------       -------       -------

Net income                                $ 1,269       $ 1,521       $   897
                                          =======       =======       =======


See notes to financial statements.

AGL PROPANE, INC.

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998, 1997

IN THOUSANDS

                                            1999          1998          1997
                                          -------       -------       -------
EQUITY INVESTMENT OF PARENT
   Beginning of year                      $23,566       $23,566       $ 5,905
   Acquisition of propane companies                                    17,661
                                          -------       -------       -------

   End of year                             23,566        23,566        23,566
                                          -------       -------       -------

RETAINED EARNINGS
   Beginning of year                        2,739         1,218           321
   Net income                               1,269         1,521           897
                                          -------       -------       -------

   End of year                              4,008         2,739         1,218
                                          -------       -------       -------

       Total stockholder's equity         $27,574       $26,305       $24,784
                                          =======       =======       =======



See notes to financial statements.

AGL PROPANE, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998, 1997

IN THOUSANDS

                                                             1999           1998           1997
                                                           -------        -------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                              $ 1,269        $ 1,521        $   897
   Adjustments to reconcile net income to net cash
     flow from operating activities:
     Depreciation and amortization                           2,080          1,806          1,203
     Deferred income taxes                                     121            219            146
   Changes in assets and liabilities:
     Inventory                                                 145          1,098            442
     Payables due to related parties                        (3,908)           600          1,350
     Other -- net                                              419            104            899
                                                           -------        -------        -------

       Net cash flow from operating activities                 126          5,348          4,937
                                                           -------        -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                     (2,041)        (3,307)        (2,728)
   Loan to related party                                    (1,215)
                                                           -------        -------        -------

       Net cash used in investing activities                (3,256)        (3,307)        (2,728)
                                                           -------        -------        -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                                            (3,130)         2,041          2,209

CASH AND CASH EQUIVALENTS AT
   Beginning of period                                       5,001          2,960            751
                                                           -------        -------        -------

   End of period                                           $ 1,871        $ 5,001        $ 2,960
                                                           =======        =======        =======

CASH PAID DURING PERIOD FOR:
   Income taxes                                            $   870        $ 1,038        $   547
                                                           =======        =======        =======


See notes to financial statements.

AGL PROPANE, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998, AND FOR THE THREE YEARS ENDED SEPTEMBER 30, 1999


1.    ORGANIZATION

      AGL Propane, Inc. ("AGL Propane" or the "Company") engages in the sale of propane and related products and services in Georgia, Alabama, North Carolina, and Tennessee. AGL Propane was originally incorporated on October 6, 1964 under the name Georgia Gas Service Company. Currently, AGL Propane is a wholly owned subsidiary of AGL Investments, Inc. ("AGLI"), which in turn is a wholly owned subsidiary of AGL Resources Inc. ("AGL Resources").

      On August 9, 2000, assets and liabilities of AGL Propane were contributed to AGL Propane Services, Inc. ("AGL Propane Services"), another wholly owned subsidiary of AGLI. Subsequently, AGL Propane Services contributed certain assets and liabilities to U.S. Propane, L.P. ("US Propane") in exchange for a 22.36% interest in US Propane. US Propane is a joint venture between Piedmont Natural Gas Company, Inc.; TECO Energy, Inc.; Atmos Energy Corporation; and AGL Resources.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition - Sales of propane, propane appliances, parts and fittings are recognized at the time of delivery of the product to the customer or at the time of sale or installation. Revenue from service labor is recognized upon completion of the service, and tank rental revenue is recognized ratably over the period it is earned.

      Income Taxes - The reporting of AGL Propane's assets and liabilities for financial accounting purposes differs from the reporting for income tax purposes. The tax effects of the differences in those items are reported as deferred income tax assets or liabilities in AGL Propane's Balance Sheet. The operating results of AGL Propane are included in the consolidated federal income tax return of AGL Resources. The resulting income taxes are allocated to AGL Propane as if it were a separate taxpayer.

      Evaluation of Assets for Impairment - Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS No. 121"), requires AGL Propane to review long-lived assets and certain intangibles for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is measured by comparing the undiscounted cash flows generated from a long-lived asset to its carrying value. Any impairment losses are reported in the period in which the recognition criteria are first applied based on the fair value of the asset. In accordance with SFAS 121, AGL Propane has evaluated its long-lived assets for financial impairment and believes that no asset impairments exist.

      Property, Plant, and Equipment - Property, plant, and equipment are recorded at original cost. Gains or losses from retired or otherwise-disposed-of property, plant, and equipment are recognized for the difference between cost and accumulated depreciation. Depreciation is computed on a straight-line basis over the lives of various classes of property. Property, plant, and equipment consisted of the following at September 30, 1999 and 1998 (in thousands):



                                                USEFUL
                                                 LIVES              1999              1998
                                              ------------      ------------      ------------
Land and improvements                                   30      $      1,268      $      1,393
Buildings and improvements                              30             2,432             2,096
Bulk storage, equipment, and facilities                 30             2,984             3,239
Tanks and other equipment                               20            14,225            13,036
Vehicles                                                 7             5,631             4,898
Furniture and fixtures                                   7               731               603
Machinery and equipment                                  7               617               582
                                                                ------------      ------------

     Property, plant, and equipment                                   27,888            25,847

Less accumulated depreciation                                         (5,623)           (3,874)
                                                                ------------      ------------

     Property, plant, and equipment - net                       $     22,265      $     21,973
                                                                ============      ============

      Statement of Cash Flows - For the reporting of cash flows, cash equivalents are defined as highly liquid investments that mature in three months or less.

      Noncash investing and financing transactions include the following:

      o Purchase of GBJ Investment Co., Inc.; Jordan Gas Company, Inc.; Good Neighbor Gas Company, Inc.; Southern Butane Co., Inc.; Waters L.P. Gas, Inc.; J&H Propane, Inc.; and Jordan Gas Service, Inc. (collectively referred to as "Jordan Propane"). All the individual Jordan Propane companies were Alabama corporations, except for Good Neighbor Gas Company, Inc., which was a Georgia corporation. (See
            Note 3, Acquisitions)

      o Merger with Capitol Fuels, Inc. ("Capitol Fuels"), a Georgia corporation. (See Note 3, Acquisitions)

      o Purchase of Ocoee Gas Company, LLC ("Ocoee Gas"), a Tennessee limited liability company. (See Note 3, Acquisitions)

      Inventory - Inventory is valued at the lower of cost or market. The cost of inventory is determined by the first-in, first-out method. Inventory consists of the following at September 30, 1999 and 1998 (in thousands):



                                      1999           1998
                                   ----------     ----------
Fuel                               $    1,317          1,600
Appliance, parts, and fittings          1,353          1,215
                                   ----------     ----------

        Inventory                  $    2,670     $    2,815
                                   ==========     ==========

      Recently Issued Accounting Pronouncements - The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), as amended by Statement of Financial Standards No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133 ("SFAS 137"); and Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities ("SFAS No. 138"). SFAS 133 and SFAS 138 establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The impact of SFAS 133 and SFAS 138 on AGL Propane's financial statements is under review and is currently unknown. SFAS 133 is effective for AGL Propane on October 1, 2000.

3.    ACQUISITIONS

      In February 1997, AGLI purchased Jordan Propane's issued and outstanding shares of capital stock for $14,492,000, of which $13,042,000 was paid in cash. The remaining purchase price of $1,450,000 was paid by the deliverance of a non-negotiable promissory note. (See Note 6, Short-Term
      Debt) In September 1997, AGLI purchased certain assets and liabilities of Ocoee Gas for $274,000 in cash, plus a $175,000 noncompete agreement and a $25,000 consulting agreement. AGLI principally financed these two acquisitions and subsequently dividended them to AGL Propane as an equity investment by AGLI.

      In June 1997, AGL Propane merged with Capitol Fuels. The merger was financed through AGL Resources' issuance of 200,000 shares of common stock in the amount of $3,875,000 and was dividended to AGL Propane as an equity investment by AGLI.

      AGL Resources and AGLI incurred costs of $470,000 related to these acquisitions which were accounted for as an additional equity investment by AGLI.

      The acquisitions have been accounted for using the purchase method and, accordingly, the purchase prices have been allocated to assets acquired and liabilities assumed based on the fair market values at the date of the acquisitions. The excess of the total purchase prices over the total fair market values of the net assets of $7,320,000, the majority of which relates to the Jordan Propane acquisition, has been recorded as goodwill, which is being amortized over 40 years. Amortization expense of $215,000, $214,000, and $136,000 was recognized in the years ended September 30, 1999, 1998, and 1997, respectively.

4.    INCOME TAX EXPENSE

      The components of income tax expense for the years ended September 30, 1999, 1998 and 1997 are as follows (in thousands):


                          1999           1998           1997
                       ----------     ----------     ----------
Current:
  Federal              $      761     $      820     $      482
  State                        79             86             51

Deferred:
  Federal                     110            198            132
  State                        11             21             14
                       ----------     ----------     ----------

Income tax expense     $      961     $    1,125     $      679
                       ==========     ==========     ==========


      For the three years in the period ended September 30, 1999, the provision for income taxes differs from the amount of income taxes determined by applying the applicable U.S. statutory federal income tax rate to income before taxes as a result of the following differences (in thousands):



                                1999           1998           1997
                             ----------     ----------     ----------

Statutory U.S. tax rates     $      795     $      941     $      562
Nondeductible goodwill               82             82             56
State income taxes                   84             99             59
Other                                 3              2
                             ----------     ----------     ----------

Total                        $      961     $    1,125     $      679
                             ==========     ==========     ==========



      The tax effect of temporary differences that give rise to the deferred income tax assets and liabilities at September 30, 1999 and 1998 is as follows (in thousands):


                                                    1999            1998
                                                 ----------      ----------
Current deferred tax asset:
  Allowance for doubtful accounts                $      164      $      166
  Other                                                  25              44

Long-term deferred tax liability:
  Property, plant, and equipment                     (5,264)         (5,164)
                                                 ----------      ----------

        Net long-term deferred tax liability     $   (5,075)     $   (4,954)
                                                 ==========      ==========

5.    EMPLOYEE BENEFIT PLANS

      Substantially all of AGL Propane's employees are eligible to participate in its employee benefit plans.

      Employee Savings Plan Benefits - AGL Propane participates in a defined contribution plan, the Retirement Savings Plus Plan, which is sponsored by AGL Resources. AGL Propane made matching contributions to participant accounts in the following amounts:

      o     $75,000 for fiscal 1999;

      o     $143,000 for fiscal 1998; and

      o     $60,000 for fiscal 1997

6.    SHORT-TERM DEBT

      In conjunction with the acquisition of Jordan Propane in February 1997, AGL Propane issued to Jordan's shareholders a non-negotiable promissory note for $1,450,000 with an interest rate of 9.25%, which was guaranteed by AGL Propane's parent, AGLI. (See Note 3, Acquisitions) The promissory note's maturity date was the eighteen-month anniversary of the closing date or August 1998. Therefore, as of September 30, 1998, the promissory note was classified as short-term debt. In 1999, AGL Propane fully settled the debt with a payment to the Jordan family in the amount of $538,000. The reduction in the promissory note was due to the resolution of certain contingencies and was accounted for as a reduction in goodwill.

7.    COMMITMENTS AND CONTINGENCIES

      Total rental expense for property and equipment was as follows:

      o     $15,000 for fiscal 1999;

      o     $45,000 for fiscal 1998; and

      o     No rental expense for fiscal 1997

      Minimum annual rentals under noncancelable operating leases are as follows:

      o     Fiscal 2000 - $22,000;

      o     Fiscal 2001 - $18,000;

      o     Fiscal 2002 - $17,000; and

      o     Fiscal 2003 - $4,000

8.    RELATED PARTIES

      Payables Due to Related Parties - consists primarily of amounts due to AGL Resources for current income taxes.

      Receivables Due from Related Parties - consists of $1,215,000 payable from Utilipro, Inc., a wholly owned subsidiary of AGL Resources Inc., in accordance with a Note Agreement dated April 16, 1999. Interest accrues at a rate of 8.075% annually with a maturity date of June 1, 2000. Interest income recognized during 1999 was $33,000. All interest was accrued and unreceived as of September 30, 1999. The remaining receivable due from related parties is associated with excess cash advanced to AGL Resources.

9.    LONG-TERM DEBT

      In conjunction with the acquisition of Capitol Fuels in June 1997, AGL Propane entered into a non-compete agreement for $175,000, payable over a five-year period. Amounts payable related to this agreement at September 30, 1999 are as follows:

      o     Fiscal 2000 - $35,000

      o     Fiscal 2001 - $35,000

AGL PROPANE, INC.

BALANCE SHEETS (UNAUDITED)
JUNE 30, 2000

IN THOUSANDS

                                                                  2000
                                                                -------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                    $ 1,480
   Receivables (less allowance for uncollectible accounts
    of $723)                                                      1,398
   Inventory                                                      1,594
   Other current assets                                             264
                                                                -------

       Total current assets                                       4,736
                                                                -------

PROPERTY, PLANT AND EQUIPMENT                                    28,858
   Less accumulated depreciation                                  6,922
                                                                -------

       Property, plant, and equipment -- net                     21,936
                                                                -------

GOODWILL                                                          5,866
                                                                -------

                                                                $32,538
                                                                =======
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable -- trade                                    $   182
   Short-term debt                                                   35
   Payable due to related parties                                   133
   Other accrued liabilities                                      1,526
                                                                -------

       Total current liabilities                                  1,876
                                                                -------

LONG-TERM LIABILITIES:
   Deferred income taxes                                          4,980
                                                                -------

         Total long-term liabilities                              4,980
                                                                -------

STOCKHOLDER'S EQUITY                                             25,682
                                                                -------

                                                                $32,538
                                                                =======

See notes to financial statements

AGL PROPANE, INC.

STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED JUNE 30, 2000 AND 1999

IN THOUSANDS

                                            2000            1999
                                          --------        --------
OPERATING REVENUES                        $ 19,183        $ 16,142

COST OF SALES                                9,948           6,456
                                          --------        --------

OPERATING MARGIN                             9,235           9,686
                                          --------        --------

OTHER OPERATING EXPENSES:
   Operation                                 5,139           5,480
   Maintenance                                 398             214
   Depreciation and amortization             1,611           1,566
   Taxes other than income taxes               487             438
                                          --------        --------

     Total other operating expenses          7,635           7,698
                                          --------        --------

OPERATING INCOME                             1,600           1,988
                                          --------        --------

   Other income                                253             236
   Interest expense                             (5)            (46)
                                          --------        --------

INCOME BEFORE INCOME TAXES                   1,848           2,178

Income taxes                                   739             871
                                          --------        --------

Net income                                $  1,109        $  1,307
                                          ========        ========


See notes to financial statements.

AGL PROPANE, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED JUNE 30, 2000 AND 1999

IN THOUSANDS

                                                           2000           1999
                                                         -------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                            $ 1,109        $ 1,307
   Adjustments to reconcile net income to net cash
     flow from operating activities:
     Depreciation and amortization                         1,611          1,566
     Deferred income taxes                                   (95)           248
   Changes in assets and liabilities:
     Inventory                                             1,076            312
     Payables due to related parties                         567         (2,645)
     Other -- net                                         (1,331)          (436)
                                                         -------        -------

       Net cash flow from operating activities             2,937            352
                                                         -------        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of short-term debt                             (572)
                                                         -------        -------

       Net cash used in financing activities                (572)
                                                         -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                     (971)        (1,960)
   Repayment of loan to related party                      1,215         (1,215)
   Dividend paid to parent                                (3,000)
                                                         -------        -------

       Net cash used in investing activities              (2,756)        (3,175)
                                                         -------        -------

NET DECREASE IN CASH AND CASH EQUIVALENTS
                                                            (391)        (2,823)

CASH AND CASH EQUIVALENTS AT
   Beginning of period                                     1,871          5,001
                                                         -------        -------

   End of period                                         $ 1,480        $ 2,178
                                                         =======        =======

CASH PAID DURING PERIOD FOR:
    Income taxes                                         $   450        $   839
                                                         =======        =======


See notes to financial statements.

AGL PROPANE, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE NINE MONTHS ENDED JUNE 30, 2000 AND 1999


1.    ORGANIZATION

      AGL Propane, Inc. ("AGL Propane") engages in the sale of propane and related products and services in Georgia, Alabama, North Carolina and Tennessee. AGL Propane was originally incorporated on October 6, 1964 under the name Georgia Gas Service Company. Currently, AGL Propane is a wholly owned subsidiary of AGL Investments, Inc, ("AGLI"), which in turn is a wholly owned subsidiary of AGL Resources, Inc. ("AGL Resources").

      On August 9, 2000, assets and liabilities of AGL Propane were contributed to AGL Propane Services, Inc. ("AGL Propane Services"), another wholly-owned subsidiary of AGLI. Subsequently, AGL Propane Services contributed certain assets and liabilities to U.S. Propane, L. P. ("US Propane") in exchange for a 22.36% interest in US Propane. US Propane is a joint venture between Piedmont Natural Gas Company, Inc., TECO Energy, Inc., Atmos Energy Corporation and AGL Resources.

2.    SIGNIFICANT ACCOUNTING POLICIES

      In the opinion of management, the unaudited financial statements included herein reflect all normal recurring adjustments necessary for a fair statement of the results of the interim period reflected. These interim financial statements and notes are condensed and should be read in conjunction with the financial statements and the notes included in the financial statements for the fiscal year ended September 30, 1999. Due to the seasonal nature of AGL Propane's business, the results of operations for the nine-month period are not necessarily indicative of results of operations for a twelve-month period.

      Recently Issued Accounting Pronouncements - The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), as amended by Statement of Financial Standards No. 137 ("SFAS 137") and Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities ("SFAS No. 138"). SFAS 133 and SFAS 138 establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The impact of SFAS 133 and SFAS 138 on AGL Propane's financial statements is currently unknown.

      Property, Plant and Equipment - Property, plant and equipment is recorded at original cost. Gains or losses from retired or otherwise-disposed-of property, plant and equipment are recognized for the difference between cost and accumulated depreciation. Depreciation is computed on a straight-line basis over the lives of various classes of property. Property, plant and equipment consisted of the following at June 30, 2000:



Land and improvements                         $  1,471
Buildings and improvements                       2,442
Bulk storage, equipment, and facilities          3,078
Tanks and other equipment                       14,788
Vehicles                                         5,657
Furniture and fixtures                             787
Machinery and equipment                            635
                                              --------

     Property, plant, and equipment             28,858

Less accumulated depreciation                   (6,922)
                                              --------

     Property, plant, and equipment - net     $ 21,936
                                              ========

      Inventory - Inventories are valued at the lower of cost or market. The cost of fuel inventories and appliances is determined by the first-in, first-out method. Inventories consist of the following at June 30, 2000:


Fuel                               $    439
Appliance, parts, and fittings        1,155
                                   --------

        Inventory                  $  1,594
                                   ========

                         Report of Independent Auditors



We have audited the accompanying balance sheets of Piedmont Propane Company (the Company) as of October 31, 1999 and 1998, and the related statements of income and retained earnings and of cash flows for each of the three years in the period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at October 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 1999 in conformity with accounting principles generally accepted in the United States of America.




/s/ Deloitte and Touche
-----------------------
October 6, 2000

PIEDMONT PROPANE COMPANY
BALANCE SHEETS
OCTOBER 31, 1998 AND 1999 AND JULY 31, 2000 (UNAUDITED)

                                                                JULY 31,
                                                                 2000
                                                              (UNAUDITED)          1999               1998
                                                              -----------       -----------       -----------
Current Assets:
   Cash and cash equivalents                                  $ 1,508,082       $ 1,907,650       $   837,684
   Accounts receivable, less allowance for doubtful
     accounts of $416,479 in 2000, $248,952 in 1999 and
     $280,902 in 1998                                           1,538,180         2,134,740         1,378,517
   Inventories:
     Liquid propane                                             2,619,306         2,640,267         1,790,868
     Materials, supplies and other                                756,155         1,055,915           997,929
   Prepaid Expenses:
     Liquid propane inventory                                   2,789,265         2,704,340         2,719,250
     Insurance                                                     24,235            34,802                --
     Other                                                          1,087            10,423             3,918
                                                              -----------       -----------       -----------

       Total current assets                                     9,236,310        10,488,137         7,728,166
                                                              -----------       -----------       -----------

Property, Plant and Equipment, less accumulated
   depreciation of $19,424,668 in 2000, $17,911,237 in
   1999 and $16,459,609 in 1998                                23,910,058        24,862,765        25,352,929

Due From Parent                                                21,881,801        16,571,896        15,924,688

Deferred Charges and Other Assets:
   Organization costs                                                  --             8,164             8,164
   Goodwill, less accumulated amortization of $776,366
   in 2000, $712,968 in 1999 and $628,438 in 1998               2,799,350         2,862,748         2,947,279
   Covenants not to compete, less accumulated
     amortization of $497,839 in 2000, $443,521 in 1999
     and $391,215 in 1998                                          78,161            75,337            42,503
   Deferred expenses                                                   --                --             9,524
                                                              -----------       -----------       -----------
     Total deferred charges and other assets                    2,877,511         2,946,249         3,007,470
                                                              -----------       -----------       -----------

Total Assets                                                  $57,905,680       $54,869,047       $52,013,253
                                                              ===========       ===========       ===========


See notes to financial statements.

PIEDMONT PROPANE COMPANY
BALANCE SHEETS
OCTOBER 31, 1998 AND 1999 AND JULY 31, 2000 (UNAUDITED)

                                                                JULY 31,
                                                                 2000                1999               1998
                                                              -----------        -----------       -----------
                                                              (UNAUDITED)

Current Liabilities:
   Accounts payable - trade                                   $ 2,607,552       $ 2,279,643       $ 1,516,972
   Accounts payable - parent                                    3,819,984         1,106,495           795,837
   Accrued liquid propane inventory                               701,205         1,270,324           292,629
   Unearned finance charges                                        20,859            22,456            22,149
   Accrued insurance                                              214,509           411,863           512,559
   General taxes payable                                          207,954           142,745           155,585
   Income taxes payable                                           338,979           526,914           583,629
   Other                                                           71,925           149,151           115,186
                                                              -----------       -----------       -----------
     Total current liabilities                                  7,982,967         5,909,591         3,994,546
                                                              -----------       -----------       -----------

Deferred Credits and Other Liabilities:
   Deferred income taxes                                        8,295,687         8,027,515         7,759,343
   Customer deposits                                              161,606           166,284           166,328
   Escheats payable                                                74,389            74,389            85,534
   Other                                                               --             1,995                --
                                                              -----------       -----------       -----------
     Total deferred credits and other liabilities               8,531,682         8,270,183         8,011,205
                                                              -----------       -----------       -----------

Shareholder's Equity:
   Common stock, par value $10 per share, 10,000 shares
     authorized, 101 shares outstanding                             1,010             1,010             1,010
   Additional paid-in capital                                  16,270,647        16,270,647        16,270,647
   Retained earnings                                           25,119,374        24,417,616        23,735,845
                                                              -----------       -----------       -----------
     Total shareholder's equity                                41,391,031        40,689,273        40,007,502
                                                              -----------       -----------       -----------

Total Liabilities and Shareholder's Equity                    $57,905,680       $54,869,047       $52,013,253
                                                              ===========       ===========       ===========


See notes to financial statements.

PIEDMONT PROPANE COMPANY
STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997 AND THE NINE MONTHS ENDED JULY 31, 2000 AND 1999 (UNAUDITED)

                                                   NINE MONTHS ENDED
                                                        JULY 31                               YEARS ENDED OCTOBER 31,
                                               2000              1999                1999              1998                1997
                                            -----------        -----------        -----------        -----------        -----------
                                            (UNAUDITED)        (UNAUDITED)
Revenues:
   Propane                                  $28,488,591        $19,838,621        $26,265,628        $29,072,079        $34,897,661
   Appliance sales                              607,248            538,013            826,917            693,850            758,287
   Service work                                 548,249            489,639            730,599            636,458            704,901
   Tank rentals                                 288,399            266,667            419,237            371,530            392,252
   Miscellaneous                                 34,949              3,500              7,002             14,672             62,593
                                            -----------        -----------        -----------        -----------        -----------
     Total revenues                          29,967,436         21,136,440         28,249,383         30,788,589         36,815,694
                                            -----------        -----------        -----------        -----------        -----------

Costs and expenses:
   Cost of goods sold                        18,434,261         10,305,176         14,383,088         16,436,965         21,675,118
   General, administrative and selling        7,853,551          7,925,999          9,772,634          9,211,441          9,736,978
   Depreciation and amortization              1,743,186          1,801,305          2,132,841          2,183,570          2,216,015
   General taxes                                583,449            629,386            657,324            619,346            687,722
                                            -----------        -----------        -----------        -----------        -----------
         Total costs and expenses            28,614,447         20,661,866         26,945,887         28,451,322         34,315,833
                                            -----------        -----------        -----------        -----------        -----------

Operating income                              1,352,989            474,574          1,303,496          2,337,267          2,499,861
                                            -----------        -----------        -----------        -----------        -----------

Other income (expense):
   Interest income                              217,262            114,417            144,724            174,039            281,807
   Interest expense                            (339,561)          (298,995)          (406,865)          (614,627)          (618,735)
   Other, net                                   (51,935)            72,323            109,364             54,050             62,017
                                            -----------        -----------        -----------        -----------        -----------
     Total other income (expense)              (174,234)          (112,255)          (152,777)          (386,538)          (274,911)
                                            -----------        -----------        -----------        -----------        -----------

Income before income taxes                    1,178,755            362,319          1,150,719          1,950,729          2,224,950
                                            -----------        -----------        -----------        -----------        -----------

Income taxes:
   Federal                                      406,592            127,019            387,085            654,304            743,455
   State                                         70,405             23,365             81,863            136,499            154,458
                                            -----------        -----------        -----------        -----------        -----------
     Total income taxes                         476,997            150,384            468,948            790,803            897,913
                                            -----------        -----------        -----------        -----------        -----------

Net income                                      701,758            211,935            681,771          1,159,926          1,327,037

Retained earnings at beginning of period     24,417,616         23,735,845         23,735,845         22,575,919         21,248,882
                                            -----------        -----------        -----------        -----------        -----------

Retained earnings at end of period          $25,119,374        $23,947,780        $24,417,616        $23,735,845        $22,575,919
                                            ===========        ===========        ===========        ===========        ===========


See notes to financial statements.

PIEDMONT PROPANE COMPANY
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997 AND THE NINE MONTHS ENDED JULY 31, 2000 AND 1999 (UNAUDITED)


                                                     NINE MONTHS ENDED
                                                          JULY 31,                           YEARS ENDED OCTOBER 31,
                                                   2000             1999             1999             1998              1997
                                                -----------      -----------      -----------      -----------      -----------
                                                (UNAUDITED)      (UNAUDITED)

Cash Flows From Operating Activities:
Net income                                      $   701,758      $   211,935      $   681,771      $ 1,159,926      $ 1,327,037
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                  1,743,186        1,801,305        2,132,841        2,183,570        2,216,015
   (Gain) loss on sale of fixed assets               18,032          (40,388)         (64,774)          (2,685)          (9,884)
   Changes in assets and liabilities:
     Accounts receivable                            596,560          805,192         (756,223)         568,809          664,216
     Inventories                                    320,721          702,515         (907,385)         730,735          381,819
     Prepaid expenses                               (65,022)       2,581,979          (26,397)        (145,498)        (287,817)
     Other assets                                    60,317          (38,563)         (94,323)         (89,301)        (107,266)
     Accounts payable - trade                       327,909         (990,486)         762,671       (1,019,111)         669,718
     Income taxes payable                          (187,935)        (107,106)         (56,715)        (372,197)      (1,269,347)
     Other liabilities                            2,174,104          257,694        1,478,473         (538,873)        (738,912)
                                                -----------      -----------      -----------      -----------      -----------
         Total adjustments                        4,987,872        4,972,142        2,468,168        1,315,449        1,518,542
                                                -----------      -----------      -----------      -----------      -----------
Net cash provided by operating activities         5,689,630        5,184,077        3,149,939        2,475,375        2,845,579
                                                -----------      -----------      -----------      -----------      -----------

Cash Flows From Investing Activities:
   Capital expenditures                            (755,492)      (1,127,200)      (1,429,136)        (983,941)      (1,491,206)
   Business acquisitions                                 --               --               --         (121,054)      (1,845,645)
   Covenants not to compete                         (67,571)         (51,143)         (63,543)         (75,143)         (59,143)
   Proceeds from sale of property                    37,105           26,651           58,699           34,713          291,554
   Excess cash, net of tax payments,
     transferred (to) from the parent            (5,303,240)      (4,245,993)        (645,993)      (1,572,651)         235,164
                                                -----------      -----------      -----------      -----------      -----------
Net cash used in investing activities            (6,089,198)      (5,397,685)      (2,079,973)      (2,718,076)      (2,869,276)
                                                -----------      -----------      -----------      -----------      -----------
Net increase (decrease) in cash and
    cash equivalents                               (399,568)        (213,608)       1,069,966         (242,701)         (23,697)

Cash and cash equivalents at beginning of
    period                                        1,907,650          837,684          837,684        1,080,385        1,104,082
                                                -----------      -----------      -----------      -----------      -----------
Cash and cash equivalents at end of period      $ 1,508,082      $   624,076      $ 1,907,650      $   837,684      $ 1,080,385
                                                ===========      ===========      ===========      ===========      ===========

Cash Paid During the Year for income taxes      $        --      $     3,484      $     3,484      $   123,750      $   346,425



See notes to financial statements.

PIEDMONT PROPANE COMPANY
NOTES TO FINANCIAL STATEMENTS
(Information as of July 31, 2000, and for the nine months ended July 31, 1999 and 2000, is unaudited.)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Corporate Structure and Operations.

Piedmont Propane Company was formed in 1987 and is a wholly owned subsidiary of Piedmont Natural Gas Company, Inc. (the Parent). Propane markets liquid propane and propane appliances to residential, commercial and industrial customers within and adjacent to the Parent's three-state service area. The three-state service area consists of the Piedmont region of North Carolina and South Carolina and the metropolitan Nashville, Tennessee, area.

The financial statements have been prepared from the separate records maintained by us and may not necessarily be indicative of the conditions that would have existed or the results of operations if we had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from the Parent applicable to the consolidated company as a whole.

B. Long-lived Assets and Intangibles.

Property, plant and equipment is stated at cost. Expenditures for maintenance and routine repairs are expensed as incurred. Depreciation is calculated using the straight-line method based on estimated useful lives of the assets ranging from five to 35 years.

Intangible assets, consisting of goodwill, covenants not to compete and organizational costs, are stated at cost, net of amortization. Goodwill is amortized over 40 years using the straight-line method. Amortization expense totaled $221,817, $162,430 and $163,722 for the years ended October 31, 1997, 1998 and 1999, respectively. Noncompetition agreements with certain previous owners of acquired properties are being amortized over the terms of the agreements. Amounts payable under the noncompetition agreements total $73,142 for 2000, $16,000 for 2001, $10,000 for 2002 and none thereafter.

We review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Our reviews have not resulted in a material effect on results of operations or financial condition.

C. Inventories.

Inventories are stated at the lower of cost or market. Inventory is charged to cost of goods sold using the weighted average cost method.

In addition to inventories on hand, we also enter into contracts to purchase propane to meet a portion of our supply requirements. Generally, such contracts have terms of less than one year and call for payment based on either fixed prices or market prices at the date of delivery.

D. Operating Revenues.

We recognize revenue from liquid propane sales when the product is delivered to customers. Service labor is recognized when the job is completed. Tank installation revenues are recognized when the tank is installed. Tank rental revenues are recognized on a monthly basis. Revenues from appliance sales are recognized when the appliance is installed. For appliances that are financed, the unearned finance revenue is recognized as the customer pays for the appliance.

E. Income Taxes.

We provide deferred income taxes for differences between the book and tax basis of assets and liabilities, principally attributable to accelerated tax depreciation.

F. Statement of Cash Flows.

We use the indirect method to report cash flows from operating activities, which requires adjustments to net income to reconcile net cash flows provided by operating activities. We consider all highly liquid debt instruments with a maturity of three months or less as cash equivalents.

G. Business Segments.

We have no other reportable segments.

H. Use of Estimates.

We make estimates and assumptions when preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

I. Recently Issued Accounting Standards.

Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), requires all derivative instruments to be recognized on the balance sheet at their fair value. Changes in the fair value of derivatives are to be recorded each period either in other comprehensive income or in current earnings depending on the use of the derivative and whether it qualifies for hedge accounting. FAS 133, as amended by SFAS No. 137 and No. 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. We are currently evaluating the effects of FAS 133 on financial position and results of operations.

J. Unaudited Interim Results.

The accompanying balance sheet as of July 31, 2000, and the statements of income and retained earnings and cash flows for the nine months ended July 31, 1999 and 2000, are unaudited. We have prepared these statements on the same basis as the audited financial statements and have included all normal recurring adjustments necessary for the fair presentation of these periods.

Our business is seasonal in nature. The results of operations for the nine-month period ended July 31, 2000, do not necessarily reflect the results to be expected for the full year.

NOTE 2. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at October 31, 1998 and 1999:


                                                 1998            1999
                                             -----------     -----------
Land and improvements                        $   917,724     $ 1,023,987
Buildings and improvements                     1,036,057       1,140,852
Transportation equipment                       8,740,233       8,899,818
Furniture and fixtures                           246,691         251,548
Storage facilities                             3,164,331       3,209,795
Equipment, primarily cylinders and tanks      25,017,084      25,402,051
Refueling stations                               994,486         991,486
Computer equipment                               412,948         623,267
Communications equipment                         276,356         315,568
Tools and other small equipment                  410,835         424,804
Leased property                                  158,727         162,555
Other                                            437,066         274,124
Construction work in progress                         --          54,147
                                             -----------     -----------
Gross property, plant and equipment           41,812,538      42,774,002
Less accumulated depreciation                 16,459,609      17,911,237
                                             -----------     -----------
Net property, plant and equipment            $25,352,929     $24,862,765
                                             ===========     ===========

Depreciation expense totaled $1,994,198, $2,021,140 and $1,969,119 for the years ended October 31, 1997, 1998 and 1999, respectively.

NOTE 3. FINANCIAL INSTRUMENTS AND RELATED FAIR VALUE

The carrying amounts in the balance sheets of cash and cash equivalents, receivables and accounts payable approximated their fair values due to the short-term maturities of these financial instruments.

NOTE 4. LEASES

We lease certain propane equipment to nonaffiliated third parties. All existing leases are cancelable operating leases.

We lease certain operational facilities from nonaffiliated third parties under noncancelable operating leases expiring in various years through 2006. Future minimum lease payments under these leases at October 31, 1999, for each of the five succeeding years and thereafter are as follows:


2000                                    $  210,352
2001                                       125,547
2002                                        88,672
2003                                        80,272
2004                                        48,602
Thereafter                                   7,500
                                        ----------
Total future minimum lease payments     $  560,945
                                        ==========

Rental expense under the operating leases totaled $255,127, $247,012 and $229,536 for the years ended October 31, 1997, 1998 and 1999, respectively. Certain operating leases provide for renewal. These renewal options vary from month-to-month renewals to one and two successive five-year terms at their fair rental value at the time of renewal.

NOTE 5. MARKET AND CREDIT RISKS

We are subject to commodity price risks to the extent that propane market prices deviate from fixed contract settlement amounts. Because our profitability is sensitive to changes in wholesale propane costs, we generally seek to pass on increases in the cost of propane to customers. However, we can give no assurance that we will always be able to pass on product cost increases fully, particularly when product costs rise rapidly.

We have financial instruments such as trade accounts receivable which could expose us to concentrations of credit risk. The credit risk from trade accounts receivable is limited because of our large customer base.

NOTE 6. EMPLOYEE BENEFIT PLANS

We participate with the Parent and its affiliates in a defined-benefit pension plan. Plan benefits are generally based on credited years of service and the level of compensation during the five consecutive years of the last ten years prior to retirement during which the participant received the highest compensation. Amounts allocated to us for pension costs were $274,363, $300,528 and $341,911 for the years ended October 31, 1997, 1998 and 1999, respectively. The Parent's policy is to fund the plan in an amount not in excess of the amount that is deductible for income tax purposes. Plan assets consist primarily of marketable securities and cash equivalents. As of October 31, 1998 and 1999, with respect to the entire plan, the fair value of plan assets exceeded the projected benefit obligation.

We participate with the Parent and its affiliates in a postretirement benefit plan that provides health care and life insurance benefits to substantially all full-time regular employees. Amounts allocated to us for postretirement benefit costs were $77,053, $81,886 and $85,535 for the years ended October 31, 1997, 1998 and 1999, respectively. As of October 31, 1998 and 1999, with respect to the entire plan, the liability associated with such benefits was funded in irrevocable trust funds which can only be used to pay the benefits.

We participate with the Parent and its affiliates in salary investment plans, which are profit-sharing plans under Section 401(a) of the Internal Revenue Code of 1986, as amended (the Tax Code), which include qualified cash or deferred arrangements under Tax Code Section 401(k). Employees who have completed six months of service are eligible to participate. Participants are permitted to defer a portion of their base salary to the plans and we match a portion of the participants' contributions. All contributions vest immediately. For the years ended October 31, 1997, 1998 and 1999, we contributed $135,792, $152,289 and
$150,327, respectively, in matching contributions to the plans.

NOTE 7. DEBT

As of October 31, 1998 and 1999, total long-term debt, net of current maturities, of the Parent was $371,000,000 and $423,000,000, respectively. Interest expense is allocated to us on a monthly basis based on the level of certain assets and at the Parent's debt to equity ratio. Amounts allocated to us for long-term interest costs were $484,722, $409,550 and $318,150 for the years ended October 31, 1997, 1998 and 1999, respectively. The average embedded interest cost of long-term debt over the three-year period was 8.30%.

We also borrow money on a short-term basis at the Parent's cost of money. Amounts allocated to us for short-term interest costs were $86,336, $158,312 and $50,886 for the years ended October 31, 1997, 1998 and 1999, respectively.

NOTE 8. BUSINESS COMBINATIONS

On March 11, 1997, we sold our ice business and related assets known as the Southern Ice Company for approximately $251,000.

On June 20, 1997, we purchased certain assets from Lynchburg Gas, Inc., doing business as Lincoln-Moore County Propane, for approximately $770,000. We also entered into noncompetition agreements with prior owners totaling $30,003 to be paid over five years.

On August 27, 1997, we purchased certain assets from McCombs Oil Company, Inc., for approximately $1,250,000, plus liquid propane inventories. We also entered into noncompetition agreements with prior owners totaling $50,000 to be paid over five years.

On November 13, 1997, we purchased certain assets from Metro Gas, Inc., for approximately $160,000. We also entered into a noncompetition agreement with a former owner for three years for $25,000 payable immediately.

NOTE 9. CONTINGENCIES AND COMMITMENTS

We have been named as a defendant in various legal actions arising in the normal course of business. We cannot predict with certainty the final results of these matters; however, we are of the opinion that there are no known claims that are likely to have a material adverse effect on financial condition, results of operations or cash flows.

During the year ended October 31, 1997, and the period November 1, 1997 through May 31, 1998, we guaranteed up to $5,000,000 related to debt for certain working funds and other general purposes for a joint venture of a subsidiary of the Parent. As of June 1998, the joint venture was terminated and we no longer guarantee this debt.

Effective July 1, 1998, a subsidiary of the Parent became a member of SouthStar Energy Services LLC (SouthStar). Effective November 1, 1998, we agreed to guaranty a portion of SouthStar's obligations to Atlanta Gas Light Company (AGL) for the pipeline capacity it furnishes SouthStar in accordance with the member's share that this subsidiary of the Parent has in SouthStar. As a condition of the indemnification agreement, we are required to maintain stockholder's equity of at least $30,000,000. On May 18, 2000, Dynegy Holdings Inc. agreed to guaranty SouthStar's obligations to AGL and our indemnification agreement is now with Dynegy Holdings Inc. We have also guaranteed up to $7,500,000 related to bank borrowings for certain working funds and other general purposes for SouthStar.

NOTE 10. RELATED PARTY TRANSACTIONS

The Parent performs certain engineering and payroll processing services for us for which we were billed $13,044, $10,922 and $8,442 for the years ended October 31, 1997, 1998 and 1999, respectively.

We have an agreement with the Parent to purchase, transport, store, if necessary, and deliver propane for use by the Parent for an annual service fee of $50,000.

The Parent purchases propane from us for operations. These purchases totaled $483,939, $269,319 and $244,569 for the years ended October 31, 1997, 1998 and
1999, respectively.

NOTE 11. TAXES

We file a consolidated federal income tax return with the Parent. We include in our statements of income a provision for tax expense calculated on a separate return basis. The consolidated tax liability is allocated to us based on the ratio of our taxable income to the total consolidated group.

Our net deferred tax liability consists primarily of accelerated tax depreciation and amortization. The components of income tax expense for the years ended October 31, 1997, 1998 and 1999, are as follows:


                                          1997                         1998                          1999
                               -------------------------     -------------------------     -------------------------
                                FEDERAL         STATE         FEDERAL          STATE        FEDERAL        STATE
                               ----------     ----------     ----------     ----------     ----------     ----------
Current                        $  455,945     $   90,828     $  305,864     $  101,389     $  166,377     $   34,399

Deferred                          287,510         63,630        348,440         35,110        220,708         47,464
                               ----------     ----------     ----------     ----------     ----------     ----------
  Total income tax expense     $  743,455     $  154,458     $  654,304     $  136,499     $  387,085     $   81,863
                               ==========     ==========     ==========     ==========     ==========     ==========

A reconciliation of income tax expense at the federal statutory rate to recorded income tax expense for the years ended October 31, 1997, 1998 and 1999, is as follows:


                                                  1997         1998          1999
                                               ----------   ----------   ----------
Federal taxes at 35%                           $  778,732   $  682,755   $  402,752
State income taxes, net of federal benefit        101,235       92,556       49,096
Other, net                                         17,946       15,492       17,100
                                               ----------   ----------   ----------
  Total income tax expense                     $  897,913   $  790,803   $  468,948
                                               ==========   ==========   ==========

NOTE 12. ENVIRONMENTAL MATTERS

Since 1967, the Parent has owned real property in Hickory, North Carolina, which was acquired in conjunction with the acquisition of Carolina Natural Gas Company
(CNG). CNG operated a manufactured gas plant (MGP) facility at or near this site, but at the time of the acquisition the facility was no longer being operated. In 1982, this property was transferred to our books. The Parent has recorded an environmental liability for this site based on a generic MGP site study as no site-specific evaluation has been performed.

NOTE 13. SUBSEQUENT EVENTS

We signed an agreement on February 15, 2000, to form a joint venture, US Propane, L.P., combining our propane operations with the propane operations of three other companies. On June 15, 2000, US Propane announced that it would combine with Heritage Holdings, Inc., the general partner of Heritage Propane Partners, L.P. The formation of US Propane and the combination with Heritage was complete on August 10, 2000. US Propane contributed all of its assets to Heritage for approximately $181,000,000 in cash and limited partner units and purchased all of the outstanding common stock of Heritage Holdings for approximately $120,000,000. US Propane now owns all of the general partnership interest and approximately 34% of the limited partnership interest in the partnership